As filed with the Securities and Exchange Commission on February 9, 2007

Reg. No. 333-

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ImmunoCellular Therapeutics, Ltd.

(Name of Small Business Issuer in its Charter)

Delaware	2836	11-2856146
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1999 Avenue of the Stars, 11th Floor

Los Angeles, California 90067

(310) 789-1213

(Address and telephone number of principal executive offices and principal place of business)

David Wohlberg

1999 Avenue of the Stars, 11th Floor

Los Angeles, California 90067

(310) 789-1213

(Name, address and telephone number of agent for service)

Copy to:

Marc Brown, Esq.

Troy & Gould Professional Corporation

1801 Century Park East, Suite 1600

Los Angeles, California 90067

(310) 553-4441

Approximate date of proposed sale to the public: From time to time after the date this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered		Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)
Common stock, par value $.0001	17,283,019	(2)	$2.10	$36,294,340	$3,883

(1)

The price is estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and represents the average of the high and the low prices of the common stock on February 7, 2007, as reported on the OTC Bulletin Board.

(2)

Of these shares, 7,889,595 are currently outstanding shares to be offered for resale by selling stockholders, 1,810,000 shares are currently unissued shares to be offered for resale by selling stockholders following issuance upon exercise of outstanding warrants, and 7,583,424 shares are currently unissued shares to be offered for resale by selling stockholders following issuance upon exercise of outstanding options. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion. Dated February 9, 2007

PROSPECTUS

ImmunoCellular Therapeutics, Ltd.

17,283,019 Shares of Common Stock

This prospectus relates to the sale of up to 7,889,595 shares of our currently outstanding shares of common stock that are owned by some of our stockholders, and 9,393,424 shares of our common stock issuable upon the exercise of common stock purchase warrants or options held by some of our securityholders. For a list of the selling securityholders, please see “Selling Securityholders.” We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We will, however, receive the exercise price of the warrants or options if and when those warrants or options are exercised by the selling securityholders. None of the warrants or options has been exercised as of the date of this prospectus. We will pay the expenses of registering these shares.

Our common stock is traded in the over-the-counter market and is quoted on the OTC Bulletin Board under the symbol IMUC. Previously, our common stock was quoted under the symbol OPMO. On February 7, 2007, the closing price of our common stock was $20.20 per share.

The shares included in this prospectus may be reoffered and resold directly by the selling securityholders in accordance with one or more of the methods described in the plan of distribution, which begins on page 48 of this prospectus. We will not control or determine the price at which a selling securityholder decides to sell its shares. Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under applicable state law or that an exemption from registration is available.

You should understand the risks associated with investing in our common stock. Before making an investment, read the “ Risk Factors,” which begin on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2007.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. This prospectus may be used only where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus; it does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus before making an investment decision.

Throughout this prospectus, the terms “we,” “us,” “our,” and “our company” refer to ImmunoCellular Therapeutics, Ltd., a Delaware corporation formerly known as Optical Molecular Imaging, Inc.

Company Overview

ImmunoCellular Therapeutics, Ltd. is a development stage company that is seeking to develop and commercialize new cellular-based products to treat cancers and neurodegenerative disorders.

In November 2006, we acquired an exclusive, worldwide license from Cedars-Sinai Medical Center to certain technology for use as cellular-based therapies, including dendritic cell-based vaccines for neurological disorders that include brain tumors and neurodegenerative disorders and other cancers. This technology is covered by a number of pending U.S. and foreign patent applications.

We will be funding a Phase I clinical trial of a vaccine product candidate for the treatment of brain tumors based on our dendritic cell-based technology that we anticipate will commence during the first quarter of 2007.

We do not currently anticipate that we will derive any revenues from either product sales or licensing during the foreseeable future. We do not have any bank credit lines and have financed all of our prior operations through the sale of securities. The estimated cost of completing the development of our current product candidate and of obtaining all required regulatory approvals to market that product candidate is substantially greater than the amount of funds we currently have available. We believe that our existing cash balances will only be sufficient to fund our currently planned level of operations through approximately December 2007. We will seek to obtain additional funds through various financing sources, including possible sales of our securities, and in the longer term through strategic alliances with other pharmaceutical or biomedical companies, but there can be no assurance that we will be able to obtain any additional funding from any potential financing sources, or create any such alliances, or that the terms under which we would obtain any funding will be sufficient to fund our operations.

Company History. We filed our original Certificate of Incorporation with the Secretary of State of Delaware on March 20, 1987 under the name Redwing Capital Corp. On June 16, 1989, we changed our name to Patco Industries, Ltd. and conducted an unrelated business under that name until 1994. On January 30, 2006, we amended our Certificate of Incorporation to change our name to Optical Molecular Imaging, Inc. in connection with our merger on January 31, 2006 with Spectral Molecular Imaging, Inc. On November 2, 2006, we amended our Certificate of Incorporation to change our name to ImmunoCellular Therapeutics, Ltd. to reflect our disposition of our Spectral Molecular Imaging subsidiary and our acquisition of our cellular-based technology from Cedars-Sinai.

Our principal executive offices are located at 1999 Avenue of the Stars, 11th Floor, Los Angeles, California 90067, and our telephone number at that address is (310) 789-1213.

The Offering

This offering involves 17,283,019 shares of our common stock issued or issuable to the selling securityholders, consisting of the following:

•

694,000 shares of our common stock that we issued to Cedars-Sinai in November 2006 in connection with our acquiring a license to that institution’s cellular-based technology; 5,933,424 shares of our common stock issuable to Dr. John Yu upon exercise of options with an exercise price of $1.00 per share granted to Dr. Yu in November 2006 in consideration for his agreeing to serve as our Chief Scientific Officer and in consideration for his relinquishment of his royalty interest in the Cedars-Sinai technology that we licensed; and 1,500,000 shares of our common stock issuable to Dr. Keith Black upon exercise of options with an exercise price of $1.10 per share granted to Dr. Black in January 2007 in consideration for his agreeing to serve as Chairman of our Scientific Advisory Board.

•

150,000 shares of our common stock that we issued and another 150,000 shares of our common stock that are issuable upon exercise of warrants with an exercise price of $2.50 per share that we sold to three investors in a financing in October 2006 and November 2006; and 150,000 shares of our common stock issuable upon exercise of an option with an exercise price of $1.00 per share granted in November 2006 for the services of our then Chairman of the Board.

•

1,360,000 shares of our common stock that we issued and another 1,360,000 shares of our common stock that are issuable upon exercise of warrants with an exercise price of $2.50 per share that we issued in January 2006. We issued these shares and warrants in January 2006 to former securityholders of Spectral Molecular Imaging in connection with our merger with that company in exchange for shares and warrants issued to them in a January 2006 financing by Spectral Molecular Imaging.

•

5,160,593 shares of our common stock and 300,000 shares of our common stock issuable upon exercise of warrants to purchase shares of our common stock at $0.15 per share issued to all of the other securityholders of Spectral Molecular Imaging in connection with our merger with that company; and 525,002 shares of our common stock held by certain of our other shareholders at the time of the merger.

Common stock offered by the selling securityholders	17,283,019 (1)

Common stock currently outstanding	8,199,779 shares (2)

Common stock to be outstanding after the offering, assuming no exercise of the warrants and options for the shares covered by this prospectus	8,199,779 shares (2)

Common stock to be outstanding after the offering, assuming the exercise of all warrants and options for the shares covered by this prospectus	17,593,203 shares (1)(3)

OTC Bulletin Board Trading Symbol	IMUC

Risk Factors	An investment in our common stock involves significant risks. See “Risk Factors” beginning on page 4.

(1)	Includes 1,810,000 shares of common stock issuable upon the exercise of outstanding warrants with exercise prices ranging from $0.15 to $2.50 per share and 7,583,424 shares of common stock issuable upon the exercise of outstanding options (with exercise prices of ranging from $1.00 to $1.10 per share).
(2)	Does not include 8,314,084 shares of common stock issuable upon the exercise of outstanding options (with exercise prices ranging from $0.15 to $1.10 per share and 1,810,000 shares of common stock issuable upon the exercise of outstanding warrants (with exercise prices ranging from $0.15 to $2.50 per share).
(3)	Does not include 730,660 shares of common stock issuable upon exercise of outstanding options (with exercise prices ranging from $0.15 to $1.00 per share).

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before deciding to invest in or maintain your investment in our company. The risks described below are not intended to be an all-inclusive list of all of the potential risks relating to an investment in our securities. If any of the following or other risks actually occur, our business, financial condition or operating results and the trading price or value of our securities could be materially adversely affected.

Risks Related To Our Business

We are a development-stage company subject to all of the risks and uncertainties of a new business, including the risk that we may never market any products or generate revenues.

We are a recently formed development-stage company that has not yet conducted any research and development activity. There can be no assurance that we will be able to satisfactorily develop the dendritic cell-based cancer vaccine technology, which we recently acquired, and to market our proposed product candidates or that our proposed product candidates will generate revenues or that any revenues generated will be sufficient for us to become profitable or thereafter maintain profitability. We have not generated any revenues to date, and we do not expect to generate any such revenues for a number of years.

Our lead product candidate for the treatment of brain tumors is in an early stage of development, has not yet been subjected to human testing and will require extensive testing and regulatory marketing approvals before commercialization. Our dendritic cell-based vaccine technology initially will be our sole platform technology and our commercial prospects will be heavily dependent on the outcome of the clinical trials for our lead product candidate. We do not have any full-time employees, have limited resources and may not possess the ability to successfully overcome many of the risks and uncertainties frequently encountered by early stage companies involved in the new and rapidly evolving field of biotechnology in general and cancer immunotherapies in particular. You must consider that we may not be able to:

•	obtain additional financial resources necessary to develop, test, manufacture and market our lead product candidate or any future product candidates;

•	engage corporate partners to assist in developing, testing, manufacturing and marketing our lead product candidate or any future product candidates;

•	satisfy the requirements of acceptable pre-clinical and clinical trial protocols, including timely patient enrollment;

•

establish and demonstrate or satisfactorily complete the research to demonstrate at various stages the pre-clinical and clinical efficacy and safety of our lead product candidate or any future product candidates; and

•	market our lead product candidate or any future product candidates to achieve acceptance and use by the medical community and patients in general and produce revenues.

We have a history of losses, expect future losses and cannot assure you that we will ever become or remain profitable.

We have not generated any revenues and have incurred operating losses since our inception and we expect to continue to incur operating losses for the foreseeable future. There can be no assurance that we will be able to develop or market products in the future that will generate revenues or that any revenues generated will be sufficient for us to become profitable or thereafter maintain profitability. In the event that our operating losses are greater than anticipated or continue for longer than anticipated, we will need to raise significant additional capital sooner, or in greater amounts, than otherwise anticipated in order to be able to continue development of our proposed product candidates and maintain our operations.

We will need to obtain significant additional capital, which additional funding may dilute our existing stockholders.

We have funded all of our activities to date through the sale of securities. As of September 30, 2006, we had working capital of $1,096,625, which we anticipate, together with financing proceeds of $150,000 that we received in October and November, 2006, will only be sufficient to maintain our planned level of operations until approximately December 2007.

We will need significant funding to carry out our planned development work, and to expand the scope of our operations (including seeking to employ a CEO and additional support personnel on a full-time basis). If we are unable to obtain sufficient capital on a timely basis, the development of our lead or any future product candidates could be delayed, and we could be forced to reduce the scope of our research and development projects or otherwise limit or terminate our operations altogether.

We have not identified the sources for the additional financing that we will require, and we do not have commitments from any third parties to provide this financing. Certain investors may be unwilling to invest in our securities since we are traded on the OTC Bulletin Board and not on a Nasdaq market, particularly if there is only limited trading in our common stock on the OTC Bulletin Board at the time we seek financing. Our common stock has recently commenced trading under a new symbol (IMUC), but the volume and frequency of such trading has been limited to date. There can be no assurance that sufficient funding through a financing will be available to us at acceptable terms or at all. Any additional funding that we obtain in a financing is likely to reduce the percentage ownership of the company held by our existing securityholders. The amount of this dilution may be substantially increased if the trading price of our common stock has declined at the time of any financing from its current levels. We currently contemplate seeking SBIR or other government grants to conduct a portion of our planned research and development work in addition to certain equity financing. We have not yet submitted any requests for these grants and there can be no assurance that we will secure any grant funding on a timely basis or at all.

Government grant funding may be unavailable to us.

We are heavily dependent upon Dr. John Yu, both for past research and as we develop our lead product candidate or any future product candidates. His laboratory at Cedars-Sinai Medical Center has been financed in part by Cedars-Sinai Medical Center (which is the licensor of our cellular-based therapy technology) and the National Institutes of Health (“NIH”). Cedars-Sinai or the NIH or other governmental agencies could promulgate new rules and regulations that might interfere with our product development or ownership rights if we wish to access on a contractual basis Dr. Yu’s laboratory at Cedars-Sinai in connection with our research and development activities.

Our lead product candidate and any future product candidates will be based on novel technologies and are inherently risky.

We are subject to the risks of failure inherent in the development of products based on new technologies. The novel nature of the therapies creates significant challenges in regards to product development and optimization, manufacturing, government regulation, third party reimbursement and market acceptance. For example, the FDA has limited experience with dendritic cell-based therapeutics, and the pathway to regulatory approval for our lead product candidate or any future product candidates may accordingly be more complex and lengthy than the pathway for new conventional drugs. In addition, the manufacture of biological products, including dendritic cell-based vaccines, could be more complex and difficult, and therefore, these potential challenges may prevent us from developing and commercializing products on a timely or profitable basis or at all.

We may elect to delay or discontinue preclinical studies or clinical trials based on unfavorable results. Any product candidate using a cellular therapeutic technology may fail to:

•	survive and persist in the desired location;

•	provide the intended therapeutic benefits;

•	properly integrate into existing tissue in the desired manner; or

•	achieve therapeutic benefits equal to or better than the standard of treatment at the time of testing.

In addition, our product candidates may cause undesirable side effects. Results of preclinical research with our lead or any future product candidates or clinical results with formulations used in earlier trials that are similar but not identical to our lead product candidate formulation may not be indicative of the results that will be obtained in later stages of preclinical or clinical research on our product candidates. If regulatory authorities do not approve our products or if we fail to maintain regulatory compliance, we would be unable to commercialize our products, and our business and results of operations would be harmed. Furthermore, because dendritic cells represent a new form of therapy, the marketplace may not accept any products we may develop. If we do succeed in developing products, we will face many potential obstacles, such as the need to obtain regulatory approvals and to develop or obtain manufacturing, marketing and distribution capabilities. In addition, we will face substantial additional risks, such as product liability claims.

Because of the early stage of development of our lead product candidate, we do not know if we will be able to generate data that will support the filing of a biologics license or new drug application for this product candidate or the FDA’s approval thereof. If we experience substantial delays, we may not have the financial resources to continue development of this product candidate or the development of any of our any future product candidates. Delays in clinical trials could reduce the commercial viability of our lead product candidate and any future product candidates.

We are required to pay substantial royalties under our license agreement with Cedars-Sinai, and we must meet certain milestones to maintain our license rights.

Under our license agreement with Cedars-Sinai for our cellular-based therapy technology, we will be required to pay substantial royalties to that institution based on our revenues from sales of our products utilizing this technology, and these royalty payments could adversely affect the overall profitability for us of any products that we may seek to commercialize. In order to maintain our license rights under the Cedars-Sinai license agreement, we will need to meet certain specified milestones in the development of our product candidate and in the raising of funding, and there is no assurance that we will be successful in meeting these milestones on a timely basis or at all.

Before we can market our lead product candidate or any future product candidates, we must obtain governmental approval for each of these product candidates, the application and receipt of which is time-consuming, costly and uncertain.

Our lead product candidate and any future product candidates that we will be developing will require approval of the U.S. Food and Drug Administration (“FDA”) before they can be marketed in the U.S. Although our focus at this time is primarily on the U.S. market, in the future similar approvals will need to be obtained from foreign regulatory agencies before we can market our current and proposed product candidates in other countries. The process for filing and obtaining FDA approval to market therapeutic products is both time-consuming and costly, with no certainty of a successful outcome. The historical failure rate for companies seeking to obtain FDA approval of therapeutic products is high and no dendritic cell-based cancer vaccine has to date been approved by the FDA. This process includes conducting extensive pre-clinical research and clinical testing, which may take longer and cost more than we initially anticipate due to numerous factors, including without limitation, difficulty in securing appropriate centers to conduct trials, difficulty in enrolling patients in conformity with required protocols in a timely manner, unexpected adverse reactions by patients in the trials to our proposed product candidates and changes in the FDA’s requirements for our testing during the course of that testing. The FDA may require additional pre-clinical work for our lead product candidate, which could necessitate significant expenditures on our part that we have not budgeted and which could significantly delay the commencement of clinical trials for this vaccine. The formulation of our lead product candidate has not been previously tested in patients, and we may encounter unexpected and adverse immune responses or other side effects in the patients whom we test with this vaccine product candidate.

The time required to obtain FDA and other approvals is unpredictable but often can exceed five years following the commencement of clinical trials, depending upon the complexity of the product. Any analysis we perform of data from preclinical and clinical activities is subject to confirmation and interpretation by regulatory authorities, which could delay, limit or prevent regulatory approval. We may also encounter unexpected delays or increased costs due to a variety of reasons, including new government regulations from future legislation or administrative action, or from changes in FDA policy during the period of product development, clinical trials and FDA regulatory review.

Any delay or failure in our clinical trial program and in obtaining required approvals would have a material adverse effect on our ability to generate revenues from the particular product. Furthermore, any regulatory approval to market a product may be subject to limitations on the indicated uses for which we may market the product. These limitations may limit the size of the market for the product.

Our lead product candidate and any future product candidates may not be eligible for Orphan Drug status.

The United States and Europe may designate drugs for relatively small patient populations as orphan drugs. Orphan Drug designation does not convey any advantage in, or shorten the duration of, the regulatory review and approval process, but does make the product eligible for orphan drug exclusivity, reduced filing fees and specific tax credits. Generally, if a company receives the first marketing approval for a product with an Orphan Drug designation in the clinical indication for which it has such designation, the product is entitled to orphan drug exclusivity. Orphan drug exclusivity means that the FDA will not approve another application to market the same drug for the same indication, except in limited circumstances, for a period of seven years in the United States. This exclusivity, however, could block the approval of our proposed product candidates if a competitor obtains marketing approval before us. Although another investigational dendritic cell-based brain tumor vaccine being developed by another company has received orphan drug status, we may seek orphan drug status for our brain tumor vaccine product candidate or any future product candidates if we believe they meet the eligibility criterion for this status. However, even if we obtain orphan drug exclusivity for any of our proposed product candidates, we may not be able to maintain it. For example, if a competitive product is shown to be clinically superior to our product, any orphan drug exclusivity we have will not block the approval of such competitive product.

The Fast Track designation for development of our lead product candidate or any other potential product candidate may not lead to a faster development or regulatory review or approval process, and it does not increase the likelihood that our product candidate will receive marketing approval.

If a drug is intended for the treatment of a serious or life-threatening condition and the drug demonstrates the potential to address unmet medical needs for this condition, the drug sponsor may apply for FDA Fast Track designation for a particular indication. Marketing applications filed by sponsors of products in Fast Track development may qualify for priority review under the policies and procedures offered by the FDA, but the Fast Track designation does not assure any such qualification or ultimate marketing approval by the FDA. Receipt of Fast Track designation may not result in a faster development process, review or approval compared to drugs considered for approval under conventional FDA procedures. In addition, the FDA may withdraw any Fast Track designation at any time. We may seek Fast Track designation for our lead brain tumor vaccine candidate or any future product candidates, but there can be no assurance that the FDA will grant this status to any of our proposed product candidates.

Because our lead product candidate represents and our other future potential product candidates will represent novel approaches to the treatment of disease, there are many uncertainties regarding the development, the market acceptance, third party reimbursement coverage and the commercial potential of our product candidates.

There can be no assurance that the approaches offered by our lead product candidate or any future product candidates will gain broad acceptance among doctors or patients or that governmental agencies or third party medical insurers will be willing to provide reimbursement coverage for our proposed product candidates. Moreover, we do not have internal marketing data research resources and are not certain of and have not attempted to independently verify the potential size of the commercial markets for our lead product candidate or any future product candidates. Since our lead product candidate and our any future product candidates will represent new approaches to treating various conditions, it may be difficult, in any event, to accurately estimate the potential revenues from these product candidates. We may spend large amounts of money trying to obtain approval for these product candidates, and never succeed in doing so. In addition, these product candidates may not demonstrate in large sets of patients the pharmacological properties ascribed to them in the laboratory studies or smaller groups of patients, and they may interact with human biological systems in unforeseen, ineffective or even harmful ways either before or after they are approved to be marketed. As a result, we may never succeed in developing a marketable product. If we do not successfully develop and commercialize products based upon our approach, we will not become profitable, which would materially, adversely affect the value of our common stock.

Other factors that are presently unknown to us that we believe will materially affect market acceptance of our lead product candidate or any future product candidates include:

•	the timing of our receipt of any marketing approvals, the terms of any approvals and the countries in which approvals are obtained;

•	the safety, efficacy and ease of administration;

•	the availability of government and third-party payor reimbursement;

•	the pricing of our product candidates, particularly as compared to alternative treatments; and

•	the availability of alternative effective forms of treatments, at that time, for the diseases that the product candidates we are developing are intended to treat.

Adverse publicity regarding cellular therapies could impact our business.

Although we are not utilizing embryonic stem cells, adverse publicity due to the ethical and social controversies surrounding the use of such cells or any adverse reported side effects from any dendritic or other cell therapy clinical trials could materially, adversely affect our ability to raise capital or recruit managerial or scientific personnel or obtain research grants.

As an early stage small company that will be competing against numerous large, established companies that have substantially greater financial, technical, manufacturing, marketing, distribution and other resources than us, we will be at a significant competitive disadvantage.

The pharmaceutical and biopharmaceutical industry is characterized by intense competition and rapid and significant technological changes and advancements. Many companies, research institutions and universities are doing research and development work in a number of areas similar to those that we focus on that could lead to the development of new products which could compete with and be superior to our product candidates.

Most of the companies with which we compete have substantially greater financial, technical, research, manufacturing, marketing, distribution and other resources than those of ours. A number of these companies may have or may develop technologies for developing products for treating various diseases including brain cancers that could prove to be superior to ours. We expect technological developments in the pharmaceutical and biopharmaceutical and related fields to occur at a rapid rate, and we believe competition will intensify as advances in these fields are made. Accordingly, we will be required to continue to devote substantial resources and efforts to research and development activities in order to potentially achieve and maintain a competitive position in this field. Products that we develop may become obsolete before we are able to market them or to recover all or any portion of our research and development expenses. We will be competing with respect to our products with companies that have significantly more experience and expertise in undertaking preclinical testing and human clinical trials with new or improved therapeutic products and obtaining regulatory approvals of such products. A number of these companies already market and may be in advanced phases of clinical testing of various drugs that may compete with our lead product candidate or other future potential product candidates. Our competitors may develop or commercialize products more rapidly than we do or with significant advantages over any products we develop. Our competitors may therefore be more successful in commercializing their products than we are, which could adversely affect our competitive position and business.

In addition to larger pharmaceutical or biopharmaceutical companies that may develop different competing technologies or technologies within the cellular and stem cell field, we will be competing with a number of smaller biotechnology companies that are focused on cellular therapy technologies, which may include among others Dendreon, Northwest Biotherapeutics, NeuralStem, Geron, NeuroNova, ReNeuron, Stemcells, Inc., Advanced Cell Technology and Osiris Therapeutics. We are aware that Dendreon and Northwest Biotherapeutics have conducted clinical trials with cancer vaccine product candidates utilizing dendritic cells (including a Northwest Biotherapeutics candidate for treating brain tumors), and other existing and new companies that may enter the field, may also be developing vaccines of this type.

Colleges, universities, governmental agencies and other public and private research organizations are becoming more active in seeking patent protection and licensing arrangements to collect royalties for use of technologies that they have developed, some of which may be directly competitive with our lead product candidate or any future product candidates. The governments of a number of foreign countries are aggressively investing in cellular therapy research and promoting such research by public and private institutions within those countries. These domestic and foreign institutions and governmental agencies, along with pharmaceutical and specialized biotechnology companies, also can be expected to compete with us in recruiting qualified scientific personnel.

We will need to outsource and rely on third parties for the clinical development and manufacture, sales and marketing of our lead product candidate or any future product candidates, and our future success will be dependent on the timeliness and effectiveness of the efforts of these third parties.

We do not have the required financial and human resources to carry out on our own all the pre-clinical and clinical development for our lead product candidate or any future product candidates, and do not have the capability and resources to manufacture, market or sell our lead product candidate or any future product candidates. Vaccines are often administered with one or more adjuvants, which if necessary we will have to procure from a third-party source. Our business model calls for the outsourcing of the clinical and other development and manufacturing, sales and marketing of our product candidates in order to reduce our capital and infrastructure costs as a means of potentially improving our financial position. Accordingly, we will seek to enter, at the appropriate time, into agreements with other companies that can assist us and provide certain capabilities that we do not possess. We have not yet identified or entered into discussions with any company for any strategic alliances or other licensing or contract arrangements. Even if we do succeed in securing these alliances, we may not be able to maintain them if, for example, development results are disappointing or approval of a product is delayed or sales of an approved product are below expectations. Furthermore, any delay in entering into agreements could delay the development and commercialization of our products and reduce their competitiveness even if they reach the market. Any such delay related to our agreements could adversely affect our business.

If any party to which we have outsourced certain functions fails to perform its obligations under agreements with us, the development and commercialization of our lead product candidate and any future product candidates could be delayed or terminated.

To the extent that we rely on third party individuals or other companies to manage the day-to-day conduct of our clinical trials and to manufacture, sell or market our lead product candidate or any future product candidates, we will be dependent on the timeliness and effectiveness of their efforts. If a clinical research management organization that we might utilize is unable to allocate sufficient qualified personnel to our studies or if the work performed by it does not fully satisfy the rigorous requirements of the FDA, we may encounter substantial delays and increased costs in completing our clinical trials. If a manufacturer of the raw material or finished product for our clinical trials is unable to meet our time schedules or cost parameters, the timing of our clinical trials and development of our product candidates may be adversely affected. Any manufacturer that we select may encounter difficulties in scaling-up the manufacture of new products in commercial quantities, including problems involving product yields, product stability or shelf life, quality control, adequacy of control procedures and policies, compliance with FDA regulations and the need for further FDA approval of any new manufacturing processes and facilities. The manufacture of clinical supplies for studies and commercial quantities of our lead product candidate and any future product candidates are likely to be inherently more difficult and costly than typical chemical pharmaceuticals. This could delay commercialization of any of our product candidates or reduce the profitability of these candidates for us. If any of these occur, the development and commercialization of our product candidates could be delayed, curtailed or terminated because we may not have sufficient financial resources or capabilities to continue such development and commercialization on our own.

If we or our manufacturers or service providers fail to comply with regulatory laws and regulations, we or they could be subject to enforcement actions, which could affect our ability to market and sell our lead product candidate and any future product candidates and may harm our reputation.

If we or our collaborators, manufacturers or service providers fail to comply with applicable federal, state or foreign laws or regulations, we could be subject to enforcement actions, which could affect our ability to develop, market and sell our lead product candidate or any future product candidates under development successfully and could harm our reputation and lead to reduced or non-acceptance of our proposed product candidates by the market. Even technical recommendations or evidence by the FDA through letters, site visits, and overall recommendations to academia or biotechnology companies may make the manufacturing of a clinical product extremely labor intensive or expensive, making the product candidate no longer viable to manufacture in a cost efficient manner. The very nature of the product may make the product candidate not commercially viable. The required testing of the product candidate may make that candidate no longer commercially viable. The conduct of clinical trials may be critiqued by the FDA, Institutional Review Board, or the Institutional Biosafety Committee; which may delay or make impossible clinical testing of a product candidate. The Data Safety Monitoring Committee may stop a trial or deem a product unsafe to continue testing. This may have significant negative repercussions on the value of the product and may have negative repercussions on the company and on the shareholders.

Even if we obtain regulatory approvals, our products will be subject to ongoing regulatory review.

Following any initial regulatory approval of any products we may develop, we will also be subject to continuing regulatory review, including the review of adverse drug experiences and clinical results that are reported after our products are made commercially available. This would include results from any post-marketing tests or vigilance required as a condition of approval. The manufacturer and manufacturing facilities we use to make any of our products will also be subject to periodic review and inspection by the FDA. The discovery of any previously unknown problems with the product, manufacturer or facility may result in restrictions on the product or manufacturer or facility, including withdrawal of the product from the market. We do not have, and currently do not intend to develop, the ability to manufacture material for our clinical trials or on a commercial scale. Reliance on third-party manufacturers entails risks, including the continuation of a contractual or other relationship with the third party manufacturer, and reliance on the third-party manufacturer for regulatory compliance. Our product promotion and advertising is also subject to regulatory requirements and continuing FDA review.

The potential ramifications are far-reaching if there are areas identified as out of compliance by regulatory agencies including, but not limited to, significant financial penalties, manufacturing and clinical trial consent decrees, commercialization restrictions or other restrictions and litigation.

Our patents may not protect the proprietorship of our products.

Our ability to compete successfully will depend significantly, on our ability to defend patents that may have issued, obtain new patents, protect trade secrets and operate without infringing the proprietary rights of others or others infringing on our proprietary rights. Although our licensor has filed applications relative to our cancer vaccine technology, we are responsible going forward to prosecute these patent applications, we do not currently own or have licensed rights to any issued patents, and there is no guarantee that these patent applications will lead to issued patents.

Even if we are able to obtain patent protection for our lead product candidate or any future product candidates, there is no guarantee that the coverage of these patents will be sufficiently broad to protect us from competitors or that we will be able to enforce our patents against potential infringement by third parties or protect us against our infringement of the proprietary rights of third parties. Patent litigation is expensive, and we may not be able to afford the costs. We may not become aware on a timely basis that products we are developing or marketing infringe the rights of others, nor may we be able to detect unauthorized use or take appropriate and timely steps to enforce our own intellectual property rights. Protecting our intellectual property rights may also consume significant management time and resources. Dr. John Yu, a co-inventor of our cellular-based therapy technology who serves as our Chairman of the Board, is employed by Cedars-Sinai, which may assert that future intellectual property generated by Dr. Yu belongs to that institution rather than to us, and we may be required to seek a license from Cedars-Sinai for any such rights.

Nondisclosure agreements with employees and third parties may not adequately prevent disclosure of trade secrets and other proprietary information.

In order to protect our proprietary technology and processes, we will also rely in part on nondisclosure agreements with our employees, licensing partners, consultants, agents and other organizations to which we disclose our proprietary information. These agreements may not effectively prevent disclosure of confidential information, may be limited as to their term, and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover trade secrets and proprietary information, and in such cases we could not assert any trade secret rights against such party. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position. Since we will rely on trade secrets and nondisclosure agreements, in addition to patents, to protect some of our intellectual property, there is a risk that third parties may obtain and improperly utilize our proprietary information to our competitive disadvantage. We may not be able to detect unauthorized use or take appropriate and timely steps to enforce our intellectual property rights.

The manufacture, use or sale of our lead product candidate or any future product candidates may infringe on the patent rights of others, and we may be forced to litigate if an intellectual property dispute arises.

Should third parties patent specific cells, systems, receptors, or other items that we are seeking to utilize in our development activities, we may be forced to license rights from these parties or abandon our development activities if we are unable to secure these rights on attractive terms or at all. In light of the large number of companies and institutions engaged in research and development in the cellular therapy field, we anticipate that many parties will be seeking patent rights for many cellular technologies and that licensing and cross licensing of these rights among various competitors may arise. It may be necessary for us to license certain rights from others for their technologies so that we can develop our lead product candidate or any future product candidates, but we may not be able to do so on attractive terms or at all. Cedars-Sinai has previously granted another institution rights to the use of certain peptide materials that we may seek to incorporate into one or more of our cellular-based therapy product candidates. We may be required to obtain a license from that other institution if we wish to use these materials. If we are unable to obtain this license, we would be required to develop vaccine products without the potential enhanced benefits that could be provided by these materials.

If we infringe or are alleged to have infringed another party’s patent rights, we may be required to defend an infringement action or challenge the validity of the patents in court. Patent litigation is costly and time consuming. We may not have sufficient resources to bring these actions to a successful conclusion. In addition, if we do not obtain a license, do not successfully defend an infringement action or are unable to have infringed patents declared invalid, we may:

•	incur substantial monetary damages;

•	encounter significant delays in marketing our lead product candidates or any future product candidates;

•	be unable to conduct or participate in the manufacture, use or sale of product candidates or methods of treatment requiring licenses;

•	lose patent protection for our inventions and products; or

•	find our patents are unenforceable, invalid, or have a reduced scope of protection.

Parties making such claims may be able to obtain injunctive relief that could effectively block our ability to further develop or commercialize our lead product candidate or any future product candidates in the United States and abroad and could result in the award of substantial damages. Defense of any lawsuit or failure to obtain any such license could substantially harm to us. Litigation, regardless of outcome, could result in substantial cost to and a diversion of efforts by us.

We will be dependent on our key personnel, and the loss of one or more of our key personnel would materially and adversely affect our business and prospects.

We do not have any full-time management personnel. We are dependent on our officers and directors for their scientific or managerial skills, including Dr. John Yu, our Chairman of the Board. We do not currently maintain key man life insurance on Dr. Yu, and the loss of his services would materially, adversely affect our business.

We plan to expand the scope of our operations, and therefore, we will need to obtain the full-time services of a CEO and additional personnel. Competition for these personnel is intense, and there can be no assurance that we will be able to attract or retain qualified senior personnel and our failure to do so could have an adverse effect on our ability to implement our business plan. As we retain full-time senior personnel, our overhead expenses for salaries and related items will increase substantially from current levels.

The market success of our lead product candidate and any future product candidates will be dependent in part upon third-party reimbursement policies that have not yet been established for our product candidates.

Our ability to successfully commercialize and penetrate the market for our lead product candidate and any future product candidates is likely to depend significantly on the availability of reimbursement for our lead product candidate or any future product candidates from third-party payers, such as governmental agencies, private insurers and private health plans. Even if we are successful in bringing a proposed product candidate to the market, these product candidates may not be considered cost-effective, and the amount reimbursed for our products may be insufficient to allow us to sell any of our products on a competitive basis. We cannot predict whether levels of reimbursement for our product candidates, if any, will be high enough to allow the price of our product candidates to include a reasonable profit margin. Even with FDA approval, third-party payers may deny reimbursement if the payer determines that our particular product candidates are unnecessary, inappropriate or not cost effective. If patients are not entitled to receive reimbursements similar to reimbursements for competing products, which currently is reimbursable, they may be unwilling to use our product candidates since they will have to pay for the unreimbursed amounts. The reimbursement status of newly-approved health care products is highly uncertain. If levels of reimbursement are decreased in the future, the demand for our lead proposed product candidate and any future product candidates could diminish or our ability to sell our products on a profitable basis could be adversely affected.

We believe that the efforts of governments and third-party payors to contain or reduce the cost of healthcare will continue to affect the business and financial condition of pharmaceutical and biopharmaceutical companies. A number of legislative and regulatory proposals to change the healthcare system in the United States and other major healthcare markets have been proposed in recent years. These proposals have included prescription drug benefit legislation recently enacted in the United States and healthcare reform legislation recently enacted by certain states. Further federal and state legislative and regulatory developments are possible, and we expect ongoing initiatives in the United States to increase pressure on drug pricing. Such reforms could have an adverse effect on anticipated revenues from any products that we may successfully develop.

We may be subject to product liability and other claims that could have a material negative effect on our operations and on our financial condition.

The development and sale of medical products in general, and vaccines in particular, expose us to the risk of significant damages from product liability and other claims. Product liability claims could delay or prevent completion of our clinical development programs. If we succeed in marketing our proposed lead product candidate or any future product candidates, such claims could result in an FDA investigation of the safety and effectiveness of our products or our marketing programs, and potentially a recall of our products or more serious enforcement action, or limitations on the indications for which they may be used, or suspension or withdrawal of approval. We plan to obtain and maintain product liability insurance for coverage of our clinical trial activities. There can be no assurance that we will be able to secure such insurance in the amounts we are seeking or at all for any of the trials for our proposed lead product candidate or any future product candidates. We intend to obtain coverage for our products when they enter the marketplace (as well as requiring the manufacturers of our products to maintain insurance), but we do not know if insurance will be available to us at acceptable costs or at all. The costs for many forms of liability insurance have risen substantially in recent years and the costs for insuring a vaccine type product may be higher than other pharmaceutical products, and such costs may continue to increase in the future, which could materially impact our costs for clinical or product liability insurance. If the cost is too high, we will have to self-insure, and we may have inadequate financial resources to pay the costs of any claims. A successful claim in excess of our product liability coverage could have a material adverse effect on our business, financial condition and results of operations.

We may encounter delays and difficulties in the development of technologies or operations of any other businesses we may acquire.

We may, from time to time, acquire technologies or businesses that are complimentary to our existing technologies or operations or that we otherwise believe offer an attractive opportunity for us in the future. We may encounter various types of unanticipated difficulties in connection with developing these technologies or operating these businesses; the risk of these occurring potentially being greater if these technologies or businesses are not directly related to any existing technology of operations. Any such difficulties could have a material adverse effect on our financial performance and condition.

Risks Related To Our Securities

The shares of our common stock and warrants and options to purchase our company stock (and the shares issuable upon exercise of the warrants and options) are restricted securities under the Securities Act and cannot be sold or transferred unless they are registered in the future or an exemption for such sale or transfer is available under the Securities Act. We have only a limited obligation to register the shares and the shares issuable upon exercise of the warrants and options that are received by the selling securityholders, and we may encounter unanticipated delays in completing this registration or thereafter maintaining the effectiveness of that registration.

Our stock may be traded infrequently and in low volumes, so you may be unable to sell your shares at or near the quoted bid prices if you need to sell your shares.

The shares of our common stock may trade infrequently and in low volumes on the OTC Bulletin Board, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we are a small early stage company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community who can generate or influence sales volume, and that even if we came to the attention of such institutionally oriented persons, they tend to be risk-averse in this environment and would be reluctant to follow an early stage company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained. Due to these conditions, we can give you no assurance that you will be able to sell your shares at or near bid prices or at all if you need money or otherwise desire to liquidate your shares. As a result, investors could lose all or part of their investment.

You may have difficulty selling our shares because they are deemed “penny stocks.”

Since our common stock is not listed on the Nasdaq Stock Market, if the trading price of our common stock remains below $5.00 per share, trading in our common stock will be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally defined as an investor with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with a spouse). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market liquidity of the common stock and the ability of holders of the common stock to sell their shares.

Our existing directors, executive officers and principal stockholders hold a substantial amount of our common stock and may be able to prevent other stockholders from influencing significant corporate decisions.

As of December 31, 2006, our directors and executive officers and their affiliates beneficially owned approximately 68% of our outstanding common stock. Dr. John Yu also currently is entitled to serve as a director and to designate two of our other directors. These stockholders, if they act together, and Dr. Yu, through his right to name three of our directors, may be able to direct the outcome of matters, including the election of our directors and other corporate actions such as:

•	our merger with or into another company;

•	a sale of substantially all of our assets; and

•	amendments to our certificate of incorporation.

The decisions of these stockholders may conflict with our interests or those of our other stockholders.

Potential conflicts of interest could arise for certain members of our management team in the performance of their services for us.

Dr. John Yu, our Chairman of the Board, and Dr. Keith Black, the Chairman of our Scientific Advisory Board, are full-time employees of Cedars-Sinai, which owns shares of our common stock and where we plan to conduct certain research and development work. Potential conflicts of interest could arise as a result, including for Dr. Yu and Dr. Black in performing services for us and for Cedars-Sinai, in establishing the terms under which Cedars-Sinai performs work for us, and in Cedars-Sinai conducting the research. Sanford Hillsberg, one of our directors, is a member of Troy & Gould Professional Corporation, which owns shares of our common stock and performs certain legal services for us. Potential conflicts of interest could arise as a result, including for Mr. Hillsberg in performing services for us and for Troy & Gould, in establishing the terms under which Troy & Gould provides services for us, and in Troy & Gould conducting work for us.

Substantial sales of our common stock could cause our common stock price to fall.

Currently approximately 6,582,624 shares of our common stock are eligible to be sold in the public market under Rule 144. Following the effectiveness of this registration statement, all 8,199,779 shares of our currently outstanding shares of common stock and another 9,393,424 shares of our common stock issuable upon exercise of warrants and options will be eligible to be sold pursuant to that registration statement or Rule 144. The possibility that substantial amounts of our common stock may be sold in the public market may adversely affect prevailing market prices for our common stock and could impair our ability to raise capital through the sale of our equity securities.

Our securities are quoted on the OTC Bulletin Board, which may limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq Stock Market or a national exchange.

Our securities are currently quoted on the OTC Bulletin Board, an NASD-sponsored and operated inter-dealer automated quotation system for equity securities not included in the Nasdaq Stock Market. Quotation of our securities on the OTC Bulletin Board may limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national exchange. Some investors may perceive our securities to be less attractive because they are traded in the over-the-counter market. In addition, as an OTC Bulletin Board listed company, we do not attract the extensive analyst coverage that accompanies companies listed on Nasdaq or any other regional or national exchange. Further, institutional and other investors may have investment guidelines that restrict or prohibit investing in securities traded in the over-the-counter market. These factors may have an adverse impact on the trading and price of our securities.

The market price of our stock may be adversely affected by market volatility.

The market price of our common stock is likely to be volatile and could fluctuate widely in response to many factors, including:

•	announcements of the results of clinical trials by us or our competitors;

•	developments with respect to patents or proprietary rights;

•	announcements of technological innovations by us or our competitors;

•	announcements of new products or new contracts by us or our competitors;

•	actual or anticipated variations in our operating results due to the level of development expenses and other factors;

•	changes in financial estimates by securities analysts and whether our earnings meet or exceed such estimates;

•	conditions and trends in the pharmaceutical and other industries;

•	new accounting standards;

•	general economic, political and market conditions and other factors; and

•	the occurrence of any of the risks described in this report.

FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This document contains forward-looking statements, which reflect the views of our management with respect to future events and financial performance. These forward-looking statements are subject to a number of uncertainties and other factors that could cause actual results to differ materially from such statements. Forward-looking statements are identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “projects,” “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on the information available to management at this time and which speak only as of this date. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a discussion of some of the factors that may cause actual results to differ materially from those suggested by the forward-looking statements, please read carefully the information under “Risk Factors” beginning on page 4.

The identification in this document of factors that may affect future performance and the accuracy of forward-looking statements is meant to be illustrative and by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You may rely only on the information contained in this prospectus.

We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of common stock means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the selling securityholders pursuant to this prospectus. All proceeds from the sale of the shares will be for the account of the selling securityholders. However, we will receive the proceeds from the exercise, if any, of the warrants and options held by the selling securityholders for the 9,393,424 shares underlying such warrants and options which are covered by this prospectus. If all of such warrants and options to purchase 9,393,424 shares of common stock are exercised for cash, the total amount of proceeds we would receive is approximately $11,553,424. We would expect to use the proceeds we receive from the exercise of warrants and options, if any, for general working capital purposes. We will pay the expenses of registration of these shares, including legal and accounting fees.

BUSINESS

We are a development stage company that is seeking to develop and commercialize new cellular-based products to treat cancers and neurodegenerative disorders.

Corporate Business Strategy

At this stage, our strategy is to concentrate on the development of cell-based vaccine products that could bolster the body’s natural tendency through its immune system to defend itself against malignant brain tumors. Dendritic cells (human derived cells responsible for antigen processing and presentation to the immune system) play a central role in the body’s immune response. They trigger the systems that help the body fight infection or foreign bodies, by initiating a T cell or T lymphocyte response to the infection or foreign body. The dendritic cells do this by recognizing, processing and presenting foreign antigens to the T cells, which then effectuate the immune response. The goal of a cell-based vaccine is to (1) make use of and enhance the dendritic cell’s ability to trigger the T cell response and (2) to stimulate the dendritic cell to focus the T cell response to specifically target the cancer cells for destruction.

Even though dendritic cells can be very potent, they are usually not present in sufficient numbers to permit a sufficiently potent immune response to fight cancer. What is more, dendritic cells often do not react aggressively to malignant tumors; they do not treat the tumor as a foreign body that needs to be destroyed or neutralized. Dendritic cell therapy generally involves harvesting dendritic cells from a patient, then culturing and processing them in a laboratory to produce more numerous and effective dendritic cells. In the laboratory, the dendritic cells are cultured with specific antigens that are on tumor cells to enable the dendritic cells to recognize cancer cells as targets for attack. When the newly cultured dendritic cells are injected back into the patient, they seek out remaining tumor cells and signal the T cells to destroy them.

Lead Cancer Vaccine Therapy Product Candidate for Brain Tumors

The high rate of mortality of patients diagnosed with brain cancers and in particular with glioblastoma multiforme (the most lethal and devastating form) is driving the scientific community to discover and develop improved treatments that could increase the survival time and enhance the quality of life of patients. Of the approximately 19,000 cases of malignant brain and spinal cord tumors that are diagnosed each year in the United States, there currently is no satisfactory treatment, and the two-year survival rates are only in the range of 26%. Neither surgery, radiation nor anti-cancer drugs, the standard treatment modalities, have shown to date any prospect of meaningful extension of patients’ lives. We and others in the medical research community believe that immunotherapy has the potential, in the not too distant future, to be teamed with other treatment modalities to become an integral part of mainstream medical practice in the treatment of patients with brain tumors.

Dr. John Yu, our Chairman of the Board and Director of Surgical Neurooncology at the Maxine Dunitz Neurosurgical Institute at Cedars-Sinai, has previously completed two clinical trials at Cedars-Sinai prior to his association with our company using dendritic cells loaded with tumor lysates derived from the patient’s cancer to generate an immune response against intracranial tumors. The result of these early studies preliminarily demonstrated the safety of dendritic cell vaccination as well as biological efficacy in generating specific anti-tumor T cell responses. Based upon some additional pre-clinical research, Dr. Yu and his Cedars-Sinai team have developed what they believe could be a new, improved dendritic cell-based therapeutic vaccine which has not yet undergone tests in humans.

Current treatment of glioblastoma multiforme and other brain cancers involves a combination of surgery, radiation treatment, and chemotherapy. A significant issue with chemotherapy is that even as the chemicals become more powerful and more specifically targeted at a tumor’s DNA, the tumor’s cells may “outmaneuver” the chemotherapy by mutating or otherwise repulsing the attack. However, by combining chemotherapy with a cell-based immunotherapy treatment regimen, it appears that this could potentially enhance chemotherapy sensitivity and thereby improve patient treatment.

In a number of laboratory and clinical trials, dendritic cell immunotherapy has succeeded in eliciting a powerful immune response against brain tumor cells, but without achieving significant improvement in length of survival. Similarly, chemotherapy, even using agents specifically designed to attack the DNA of tumor cells and prevent their replication, becomes ineffective as the tumor cells develop drug resistance.

By combining chemotherapy and immunotherapy in a “two wave” approach, more promising results may be achievable. This would combine a first wave of a dendritic cell-based vaccine that is specifically formulated using highly immunogenic tumor antigens to destroy tumor cells and their ability to mutate, followed by a second wave of targeted chemotherapy against the remaining cancer cells that have had their ability to mutate significantly impaired or destroyed by the vaccine.

Our lead product candidate is a new generation dendritic cell-based therapeutic vaccine that consists of a number of specific tumor antigens which, when loaded onto the dendritic cells, are expected to stimulate the body’s T cells to target only these specific proteins on the patient’s tumor cells. This product candidate is an intradermal dendritic cell-based therapeutic vaccine that we plan to use with chemotherapy concomitantly or subsequent to conventional therapy in patients with first diagnosed or recurrent glioblastoma.

We will be funding a Phase I clinical trial with our lead product candidate that we anticipate will commence during the first quarter of 2007 at Cedars-Sinai. The IND for this trial was originally submitted to the FDA as a physician IND by Dr. John Yu. Since Dr. Yu became our Chairman, he will not be the investigator in this Phase I trial and will transfer the IND to another physician at Cedars-Sinai. We intend to subsequently have ownership of this IND transferred to our company. The primary objective of this first in human trial with our product candidate, which we anticipate will include a maximum of 25 patients and take approximately 12-18 months to complete, will be to evaluate safety, feasibility, dose limiting toxicity and an indication of an appropriate immune response. This trial may also give us some indication of the potential of increasing the sensitivity of brain tumors to chemotherapy through use of this therapy.

Multidrug resistance is a serious problem for patients associated with chemotherapy for cancers. Dr. Yu has included in our new vaccine formulation TRP2, a tumor associated protein. Dr. Yu characterized TRP2, which is expressed in glioblastoma cells, as a unique target molecule for tumor lysate vaccination that is a highly immunogenic tumor antigen and is also associated with chemotherapy resistance. He has previously demonstrated an important mechanism whereby targeting TRP2 with dendritic cells could make brain tumors more susceptible to chemotherapeutic agents. Dr Yu further has demonstrated the important role of TRP2 in the important synergy between chemotherapy and immunotherapy.

We will be seeking in the future the assistance of outside expert providers to manufacture our biological product candidate in compliance with cGMP (the FDA’s regulations governing good manufacturing practices) so as to make available enough clinical grade material for the future clinical development of this product candidate. We also have retained an FDA regulatory affairs consultant to assist us in planning and coordinating our pre-clinical and clinical development activities. Dr. Yu also has received two separate IND’s from the FDA to study dendritic cell vaccination along with temozolomide (Temodar), the most utilized anti-brain cancer drug, and separately with gliadel biodegradable wafer-based intracranial chemotherapy. These studies, if conducted, would be sponsored by third parties who are not associated with our company.

Development Of Additional Products and Technology

Dr. Yu’s laboratory at Cedars-Sinai Medical Center was instrumental in identifying the cancer stem cells in glioblastoma. The characterization of cancer stem cells from glioblastoma has provided an opportunity to study the etiology of this dreaded disease and to be engaged in the development of product candidates that would be able to target the cancer stem cells which are believed to be responsible for the initiation and maintenance of glioblastoma. The advantage of this technology is the lack of the need of having to identify first the tumor antigens that may be specific to cancer stem cells. We intend to continue, initially in a preclinical setting, the preliminary important development work started by Dr. Yu for a vaccine that could kill glioblastoma cancer stem cells.

The customized/personalized therapeutic approach of our lead product vaccine candidate can potentially be applicable to all types of cancers and other neurological disorders such as stroke, ALS and Parkinson’s disease.

Cedars-Sinai License Agreement

In November 2006, we entered into a license agreement with Cedars-Sinai under which we acquired an exclusive, worldwide license to our technology for use as cellular therapies, including dendritic cell-based vaccines for neurological disorders that include brain tumors and neurodegenerative disorders and other cancers. This technology is covered by a number of pending U.S. and foreign patent applications, and the term of the license will be until the last to expire of any patents that are issued covering this technology.

As an upfront licensing fee, we issued Cedars-Sinai 694,000 shares of our common stock and paid Cedars-Sinai $62,000. Additional specified milestone payments will be required to be paid by us to Cedars-Sinai when we initiate patient enrollment in our first Phase III clinical trial and when we receive FDA marketing approval for our first product.

We have agreed to pay Cedars-Sinai specified percentages of all of our sublicensing income and of our gross revenues from sales of products based on the licensed technology, subject to a reduction if we must make any payments to any third party whose proprietary rights would be infringed by sale of the products. To maintain our rights to the licensed technology, we must meet certain development and funding milestones. These milestones include, among others, commencing a Phase I clinical trial for a product candidate by March 31, 2007 and raising at least $5,000,000 in funding from equity or other sources by December 31, 2008.

Intellectual Property

We have acquired exclusive worldwide rights from Cedars-Sinai to the inventions described below. Our lead product candidate and any future product candidates are currently covered by provisional patent applications that have been filed in the United States:

•	“Dendritic Cell Vaccine Comprising Tumor Associated Antigen TRP-2 to Treat Cancer or to Induce a Cancer’s Sensitivity to Chemotherapy and Methods of Producing and Using Same.” U.S. provisional patent application No. 60/821,385 was filed August 3, 2006, and relates to a dendritic cell-based vaccine for use against tumors. Patent applications are pending in the U.S., Europe and Japan for related intellectual property on the use of dendritic cell-based vaccines to sensitize patients to chemotherapy; these are titled “System and Method for the Treatment of Brain Tumors” and are based on International PCT Patent Application No. PCT/US04/034761.

•	“Cancer Vaccine Including Dendritic Cells Loaded with Tumor-Associated Antigens.” U.S. provisional patent application No. 60/827,260 was filed September 28, 2006 and relates to a vaccine including dendritic cells loaded with tumor-associated antigens.

•	“Cancer Vaccine Including Antigens Obtained From Cancer Stem Cells.” U.S. provisional patent application No. 60/826,955 was filed September 26, 2006 and relates to a vaccine including dendritic cells loaded with antigens obtained from cancer stem cells.

•	“Use of COX-2 Inhibitors to Prevent T-Cell Anergy Induced by Dendritic Cell Therapy.” U.S. patent application No. 10/598,486 was filed October 5, 2004, and relates to the use of COX-2 inhibitors in combination with a therapeutic dendritic cell vaccine for treating cancer.

•	“Intratumoral Delivery of Dendritic Cells.” Patent rights based on International PCT Patent Application No. PCT/US2004/001612 are pending in Europe and South Korea for intellectual property on the treatment of a tumor by administering dendritic cells either directly into the tumor or into its surrounding tissue.

Government Regulation

The United States and other developed countries extensively regulate the preclinical and clinical testing, manufacturing, labeling, storage, record-keeping, advertising, promotion, export, marketing and distribution of drugs and biologic products. The United States Food and Drug Administration, under the Federal Food, Drug, and Cosmetic Act, the Public Health Service Act and other federal statutes and regulations, regulates pharmaceutical and biologic products.

To obtain approval of our product candidates from the FDA, we must, among other requirements, submit data supporting safety and efficacy for the intended indication as well as detailed information on the manufacture and composition of the product candidate. In most cases, this will require extensive laboratory tests and preclinical and clinical trials. The collection of these data, as well as the preparation of applications for review by the FDA involve significant time and expense. The FDA also may require post-marketing testing to monitor the safety and efficacy of approved products or place conditions on any approvals that could restrict the therapeutic claims and commercial applications of these products. Regulatory authorities may withdraw product approvals if we fail to comply with regulatory standards or if we encounter problems at any time following initial marketing of our products.

The first stage of the FDA approval process for a new biologic or drug involves completion of preclinical studies and the submission of the results of these studies to the FDA. This data, together with proposed clinical protocols, manufacturing information, analytical data and other information submitted to the FDA, in an investigational new drug application (“IND”), must become effective before human clinical trials may commence. Preclinical studies generally involve FDA regulated laboratory evaluation of product characteristics and animal studies to assess the efficacy and safety of the product candidate.

After the IND becomes effective, a company may commence human clinical trials. These are typically conducted in three sequential phases, but the phases may overlap. Phase I trials consist of testing of the product candidate in a small number of patients or healthy volunteers, primarily for safety at one or more doses. Phase I trials in cancer are often conducted with patients who are not healthy and who have end-stage or metastatic cancer. Phase II trials, in addition to safety, evaluate the efficacy of the product candidate in a patient population somewhat larger than Phase I trials. Phase III trials typically involve additional testing for safety and clinical efficacy in an expanded population at multiple test sites. A company must submit to the FDA a clinical protocol, accompanied by the approval of the Institutional Review Boards at the institutions participating in the trials, prior to commencement of each clinical trial.

To obtain FDA marketing authorization, a company must submit to the FDA the results of the preclinical and clinical testing, together with, among other things, detailed information on the manufacture and composition of the product candidate, in the form of a new drug application (“NDA”) or, in the case of a biologic, like dendritic cell-based vaccines for neurological disorders, a biologics license application (“BLA”).

The amount of time taken by the FDA for approval of an NDA or BLA will depend upon a number of factors, including whether the product candidate has received priority review, the quality of the submission and studies presented, the potential contribution that the compound will make in improving the treatment of the disease in question, and the workload at the FDA. The FDA has committed to reviewing standard BLAs in 10 months and priority BLAs in six months, but the actual time it takes to review any BLA that we may file could be substantially longer.

The FDA may, during its review of an NDA or BLA, ask for additional test data that may require the conduct of additional clinical trials. If the FDA does ultimately approve the product candidate for marketing, it may require post-marketing testing to monitor the safety and effectiveness of the product. The FDA also may in some circumstances impose restrictions on the use of the product, which may be difficult and expensive to administer and may require prior approval of promotional materials.

The FDA may, in some cases, confer upon an investigational product the status of a fast track product. A fast track product is defined as a new drug or biologic intended for the treatment of a serious or life-threatening condition that demonstrates the potential to address unmet medical needs for this condition. The FDA can base approval of an NDA or BLA for a fast track product on an effect on a surrogate endpoint, or on another endpoint that is reasonably likely to predict clinical benefit. If a preliminary review of clinical data suggests that a fast track product may be effective, the FDA may initiate review of entire sections of a marketing application for a fast track product before the sponsor completes the application.

We will also be subject to a variety of regulations governing clinical trials and sales of our products outside the United States. Whether or not FDA approval has been obtained, approval of a product candidate by the comparable regulatory authorities of foreign countries and regions must be obtained prior to the commencement of marketing the product in those countries. The approval process varies from one regulatory authority to another and the time may be longer or shorter than that required for FDA approval. In the European Union, Canada and Australia, regulatory requirements and approval processes are similar, in principle, to those in the United States.

Before approving a BLA, the FDA will inspect the facilities at which the product is manufactured and will not approve the product unless the manufacturing facilities are in compliance with the FDA’s cGMP, which are regulations that govern the manufacture, holding and distribution of a product. Manufacturers of biologics also must comply with the FDA’s general biological product standards. Following approval, the FDA periodically inspects drug and biologic manufacturing facilities to ensure continued compliance with the good manufacturing practices regulations. We must ensure that any third-party manufacturers continue to comply with those requirements. Failure to comply with these requirements subjects the manufacturer to possible legal or regulatory action, such as suspension of manufacturing or recall or seizure of product. Adverse patient experiences with the product must be reported to the FDA and could result in the imposition of marketing restrictions through labeling changes or market removal. Product approvals may be withdrawn if compliance with regulatory requirements is not maintained or if problems concerning safety or efficacy of the product occur following approval.

The labeling, advertising, promotion, marketing and distribution of a drug or biologic product also must be in compliance with FDA and Federal Trade Commission (“FTC”), requirements which include, among others, standards and regulations for off-label promotion, industry sponsored scientific and educational activities, promotional activities involving the internet, and direct-to-consumer advertising. We also will be subject to a variety of federal, state and local regulations relating to the use, handling, storage and disposal of hazardous materials, including chemicals and radioactive and biological materials. In addition, we will be subject to various laws and regulations governing laboratory practices and the experimental use of animals. In each of these areas, as above, the FDA has broad regulatory and enforcement powers, including the ability to levy fines and civil penalties, suspend or delay issuance of product approvals, seize or recall products, and deny or withdraw approvals.

We also will be subject to regulation by the Occupational Safety and Health Administration and the Environmental Protection Agency and to regulation under the Toxic Substances Control Act, the Resource Conservation and Recovery Act and other regulatory statutes, and may in the future be subject to other federal, state or local regulations.

Property

We currently maintain our office in Los Angeles, California under a month-to-month lease at a monthly rental rate of $100.

Commercial Markets

The commercial market for treatments for the various cancers that we will be addressing are very significant. Our initial primary focus will be on brain tumors, for which there currently is no satisfactory treatment. We estimate the worldwide market for chemotherapeutic agents and other treatments for brain tumors to be $1 billion per year.

Competition

The pharmaceutical and biopharmaceutical industry is characterized by intense competition and rapid and significant technological changes and advancements. Many companies, research institutions and universities are doing research and development work in a number of areas similar to those that we focus on that could lead to the development of new products which could compete with and be superior to our product candidates.

Most of the companies with which we compete have substantially greater financial, technical, manufacturing, marketing, distribution and other resources than those of ours. A number of these companies may have or may develop technologies for developing products for treating various diseases that could prove to be superior to ours. We expect technological developments in the pharmaceutical and biopharmaceutical and related fields to occur at a rapid rate, and we believe competition will intensify as advances in these fields are made. Accordingly, we will be required to continue to devote substantial resources and efforts to research and development activities in order to potentially achieve and maintain a competitive position in this field. Products that we develop may become obsolete before we are able to market them or to recover all or any portion of our research and development expenses. We will be competing with respect to our products with companies that have significantly more experience in undertaking preclinical testing and human clinical trials with new or improved therapeutic products and obtaining regulatory approvals of such products. A number of these companies already market and may be in advanced phases of clinical testing of various drugs that may compete with our lead product candidate or any future product candidates. Our competitors may develop or commercialize products more rapidly than we do or with significant advantages over any products we develop. Our competitors may therefore be more successful in commercializing their products than we are, which could adversely affect our competitive position and business.

In addition to larger pharmaceutical or biopharmaceutical companies that may develop different competing technologies or technologies within the stem cell field, we will be competing with a number of smaller biotechnology companies that are focused on cellular therapy technologies, which may include among others Dendreon, Northwest Biotherapeutics, NeuralStem, Geron, NeuroNova, ReNeuron, Stemcells, Inc., Advanced Cell Technology and Osiris Therapeutics. We are aware that Dendreon and Northwest Biotherapeutics have conducted clinical trials with cancer vaccine product candidates utilizing dendritic cells (including a Northwest Biotherapeutics candidate for treating brain tumors), and other companies may also be developing vaccines of this type.

Colleges, universities, governmental agencies and other public and private research organizations are becoming more active in seeking patent protection and licensing arrangements to collect royalties for use of technologies that they have developed, some of which may be directly competitive with our lead product candidate or any future product candidates. The governments of a number of foreign countries are aggressively investing in cellular therapy research and promoting such research by public and private institutions within those countries. These domestic and foreign institutions and governmental agencies, along with pharmaceutical and specialized biotechnology companies, can be expected to compete with us in recruiting qualified scientific personnel.

Our competitive position will be significantly impacted by the following factors, among others:

•	our ability to obtain FDA marketing approval for our product candidates on a timely basis

•	the level of acceptance of our products by physicians, compared to those of competing products or therapies

•	our ability to have our products manufactured on a commercial scale

•	the effectiveness of sales and marketing efforts on behalf of our products

•	our ability to meet demand for our products

•	our ability to secure insurance reimbursement for our products candidates

•	the price of our products relative to competing products or therapies

•	our ability to recruit and retain appropriate management and scientific personnel

•	our ability to develop a commercial scale research and development, manufacturing and marketing infrastructure either on our own or with one or more future strategic partners.

Employees

We do not have any full-time employees. Our President spends more than one-half of his time on our affairs and our Chairman of the Board and Chief Financial Officer work part-time for us.

Legal Proceedings

We are not a party to any material legal proceedings.

We may occasionally become subject to legal proceedings and claims that arise in the ordinary course of our business. It is impossible for us to predict with any certainty the outcome of any disputes that may arise, and we cannot predict whether any liability arising from claims and litigation will be material in relation to our consolidated financial position or results of operations.

MARKET PRICE OF COMMON STOCK

AND OTHER STOCKHOLDER MATTERS

Market Information

Our common stock has been traded on the OTC Bulletin Board over-the-counter market since December 7, 2006, under the symbol “IMUC.” Our common stock had been listed since August 18, 2006 on the OTC Bulletin Board over-the-counter market under the symbol “OPMO,” and before that was listed in the over-the-counter market under the symbol “PCOI” and “PCOI.PK.”

There was little or no trading in our common stock prior to our merger with Spectral Molecular Imaging in January 2006, and there has only been very limited trading since then. The following price information reflects inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions:

Quarter Ending	High	Low
March 31, 2006(1)	—	—
June 30, 2006(1)	—	—
September 30, 2006(1)	—	—
December 31, 2006	2.00	1.00

(1)	To our knowledge, trading activity first commenced during the calendar quarter ended December 31, 2006.

Holders

As of February 7, 2007, there were approximately 172 holders of record of our common stock.

Dividends

We have not paid any dividends on our common stock to date and do not anticipate that we will be paying dividends in the foreseeable future. Any payment of cash dividends on our common stock in the future will be dependent upon the amount of funds legally available, our earnings, if any, our financial condition, our anticipated capital requirements and other factors that the Board of Directors may think are relevant. However, we currently intend for the foreseeable future to follow a policy of retaining all of our earnings, if any, to finance the development and expansion of our business and, therefore, do not expect to pay any dividends on our common stock in the foreseeable future.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Overview

On January 31, 2006, we completed a merger pursuant to which Spectral Molecular Imaging, Inc. became our wholly owned subsidiary. At the time of the merger, we had virtually no assets or liabilities, and we had not conducted any business operations for several years. In connection with the merger, we changed our name from Patco Industries, Ltd. to Optical Molecular Imaging, Inc. and replaced our officers and directors with those of Spectral Molecular Imaging. In May 2006, we decided to suspend our research and development activities on Spectral Molecular Imaging’s spectral imaging technology, and on September 11, 2006, we sold all of the outstanding capital stock of Spectral Molecular Imaging to Dr. Daniel Farkas, a co-founder of Spectral Molecular Imaging and inventor of its technology.

On September 15, 2006, we entered into a binding Memorandum of Agreement with Cedars-Sinai Medical Center to acquire an exclusive, worldwide license for a cellular-based therapy technology that we will be developing for the potential treatment of brain tumors and other forms of cancer and neurodegenerative disorders. We completed the acquisition of this technology license from Cedars-Sinai on November 17, 2006. We will be funding a Phase I clinical trial of a vaccine product candidate for the treatment of brain tumors based on this technology that we anticipate will commence during the first quarter of 2007.

We currently do not conduct any business other than planning and preliminary development activities relating to our cellular-based therapy technology.

Although we acquired Spectral Molecular Imaging in the merger, for accounting purposes the merger was treated as a reverse merger since the stockholders of Spectral Molecular Imaging acquired a majority of our outstanding shares of common stock and the directors and executive officers of Spectral Molecular Imaging became our directors and executive officers. Accordingly, our financial statements contained in this prospectus and the description of our results of operations and financial condition, reflect the operations of Spectral Molecular Imaging for the time period up until September 11, 2006 when we sold all of the outstanding stock of Spectral Molecular Imaging.

Critical Accounting Policies

Management’s discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, management evaluates its estimates, including those related to impairment of long-lived assets, including finite lived intangible assets, accrued liabilities and certain expenses. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ materially from these estimates under different assumptions or conditions.

Our significant accounting policies are summarized in Note 2 of our audited financial statements for the period from February 25, 2004 to December 31, 2005 included in this prospectus. We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our financial statements:

Development Stage Enterprise

We are a development stage enterprise as defined by the Financial Accounting Standards Board’s (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reporting by Development Stage Enterprises.” We are devoting substantially all of our present efforts to research and development. All losses accumulated since inception have been considered as part of our development stage activities.

Patents

Although we believe that our patents and underlying technologies have continuing value, the amount of future benefits to be derived from them is uncertain. Patent costs are therefore expensed as incurred rather than capitalized. During 2005 and 2004, we recorded an expense of $152,760 and $5,522, respectively, related to patent costs which are included in the research and development expense. For the nine months ended September 30, 2006, the amount of this expense was $16,200.

Stock-Based Compensation

In December 2004, the Financial Accounting Standards Board (FASB) issued SFAS 123R, Share Based Payment: An Amendment of FASB Statements No. 123 and 95 (SFAS 123R). This statement requires that the cost resulting from all share-based payment transactions be recognized in our consolidated financial statements. In addition, in March 2005 the SEC released SEC Staff Accounting Bulletin No. 107, Share-Based Payment (SAB 107). SAB 107 provides the SEC staff’s position regarding the application of SFAS 123R and certain SEC rules and regulations, and also provides the SEC staff’s views regarding the valuation of share-based payment arrangements for public companies. Generally, the approach in SFAS 123R is similar to the approach described in SFAS 123. However, SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the statement of operations based on their fair values. Pro forma disclosure of fair value recognition, as prescribed under SFAS 123, is no longer an alternative.

In the first quarter of 2006, we adopted the fair value recognition provisions of SFAS 123R utilizing the modified-prospective-transition method, as prescribed by SFAS 123R. Under this transition method, compensation cost recognized during the nine months ended September 30, 2006 includes: (a) compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with SFAS 123, and (b) compensation expense for all share-based payments granted subsequent to January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS 123R. Under the modified-prospective-transition method, results for the prior periods have not been restated.

Results of Operations

For the nine months ended September 30, 2006

Revenues

We had no revenues during the period for the nine months ended September 30, 2005 and 2006, respectively. We incurred a net loss of $319,038 for the nine months ended September 30, 2006 and a net loss of $188,317 for the nine months ended September 30, 2005. We do not expect to generate any operating revenues during 2006.

Expenses

General and administrative expenses for the nine months ended September 30, 2005 and 2006 were $31,641 and $286,104, respectively. Research and development expenses for the nine months ended September 30, 2005 and 2006 were $152,760 and $16,200, respectively. Merger costs for the nine months ended September 30, 2005 and 2006 were $3,916 and $34,859, respectively. Stock based compensation expense for the nine months ended September 30, 2006 was $59,854. We expect both our general and administrative as well as our research and development expenses to continue to increase substantially over the next twelve months as compared to prior periods, due primarily to the costs associated with our completing the technology license acquisition from Cedars-Sinai and our commencing an anticipated Phase I clinical trial for our lead cancer vaccine product candidate.

For the Period from February 25, 2004 to December 31, 2005

Revenues

We had no revenues during the period from February 25, 2004 (the date of inception of Spectral Molecular Imaging) to December 31, 2004 or during the twelve-month period ended December 31, 2005. We incurred a net loss of $11,741 for the period from February 25, 2004 (date of inception) to December 31, 2004, and a net loss of $246,004 for the twelve-month period ended December 31, 2005.

Expenses

General and administrative expenses for the period from February 25, 2004 (date of inception) to December 31, 2004 and for the twelve months ended December 31, 2005 were $6,219 and $54,126, respectively. Research and development expenses for the period from February 25, 2004 (date of inception) to December 31, 2004 and for the twelve months ended December 31, 2005 were $5,522 and $152,760, respectively.

Liquidity and Capital Resources

As of September 30, 2006, we had working capital of $1,096,625 compared to a negative working capital of $22,238 on December 31, 2005. The increase in our working capital is a result of our completion of a private placement of securities on January 30, 2006.

We will require substantial additional capital to meet our long-term operating needs and to carry out our business plan of developing the new cancer vaccine therapy technology. We believe that the remaining proceeds from our January 2006 private placement, together with our sale of equity securities in October 2006 and November 2006, will be sufficient to meet our capital requirements for carrying out our currently planned level of operations through approximately December 2007, although there is no assurance that such proceeds will be sufficient for this purpose.

We do not have any bank credit lines. We currently plan to attempt to obtain additional financing through the sale of additional equity, although we may also in the future seek to obtain funding through strategic alliances with larger pharmaceutical or biomedical companies. We have not yet identified, and cannot be sure that we will be able to obtain any additional funding from either of these sources, or that the terms under which we may be able to obtain such funding will be beneficial to us. If we are unsuccessful or only partly successful in our efforts to secure additional financing, we may find it necessary to suspend or terminate some or all of our product development and other activities.

As of September 30, 2006, we had no long-term debt obligations, no capital lease obligations, no material purchase obligations or other similar long-term liabilities. In addition, we have no financial guarantees, debt or lease agreements or other arrangements that could trigger a requirement for an early payment or that could change the value of our assets, and we do not engage in trading activities involving non-exchange traded contracts

Off-Balance Sheet Arrangements

We are not a party to any off-balance sheet arrangements, and we do not engage in trading activities involving non-exchange traded contracts. In addition, we have no financial guarantees, debt or lease agreements or other arrangements that could trigger a requirement for an early payment or that could change the value of our assets.

We do not believe that inflation has had a material impact on our business or operations.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth the name, age and position held by each of our executive officers and directors. Directors are elected for a period of one year and thereafter serve until the next annual meeting at which their successors are duly elected by the stockholders.

Name	Age	Position
John S. Yu, M.D.	43	Chairman of the Board
David J. Wohlberg	53	President and Chief Operating Officer
C. Kirk Peacock	38	Treasurer and Chief Financial Officer
Sanford J. Hillsberg	58	Director and Secretary
Robert L. Martuza, M.D.	58	Director
Manfred Mosk, Ph.D.	73	Director
Rudolph Nisi, M.D.(1)	73	Director
Jacqueline Brandwynne	69	Director

(1)	Member of our Audit Committee

Business Experience and Directorships

The following describes the backgrounds of current executive officers and directors. Our Board of Directors has determined that all of our directors are independent directors as defined in the Nasdaq rules governing members of boards of directors. Under his current right to designate two other members of our Board of Directors, Dr. Yu designated Dr. Robert Martuza in December 2006 and Jacqueline Brandwynne in January 2007 to serve as two of our directors.

John S. Yu, M.D., Chairman of the Board (age 43)

Dr. Yu served as our Chief Scientific Officer and as a director from November 2006 to January 2007, when he became our Chairman of the Board. He is a member of the full-time faculty in the Department of Neurosurgery at Cedars-Sinai Medical Center. An internationally renowned neurosurgeon, Dr. Yu’s clinical focus is on the treatment of malignant and benign brain and spinal tumors. He is also conducting extensive research in immune and gene therapy for brain tumors. He has also done extensive research in the use of neural stem cells as delivery vehicles for brain cancers and neurodegenerative diseases. He was inducted into Castle and Connelly’s America’s Top Doctors in 2005. Dr. Yu has published articles in a number of prestigious journals, including The Lancet, Cancer Research, Cancer Gene Therapy, Human Gene Therapy, Journal of Neuroimmunology, Journal of Neurological Science and Journal of Neurosurgery. Dr. Yu earned his bachelor’s degree in French literature and biological sciences from Stanford University and spent a year at the Sorbonne in Paris studying French literature. He also pursued a fellowship in immunology at the Institut Pasteur in Paris. He earned his medical degree from Harvard Medical School and master’s degree from the Harvard University’s Department of Genetics. He completed his neurosurgical residency at Massachusetts General Hospital in Boston. In addition, he was a Neuroscience Fellow at the National Institutes of Mental Health in the Neuroimmunology Unit at Massachusetts General Hospital from 1988 to 1989 and was a Culpepper Scholar at the Molecular Neurogenetics Unit at that hospital from 1993 to 1995. His other honors include the Preuss Award, Joint Section on Tumors, American Association of Neurological Surgeons and Congress of Neurologic Surgeons in 1995. He received the Academy Award from the American Academy of Neurological Surgery at its 1996 annual meeting. Other honors include the Young Investigator Award from the Congress of Neurological Surgeons in 2000, the National Brain Tumor Foundation Grant in 2001, and the Mahaley Clinical Research award from the American Association of Neurological Surgeons in 2005.

David J. Wohlberg, President and Chief Operating Officer (age 53)

Mr. Wohlberg has served as our President and Chief Operating Officer since January 2006 on a part-time basis and as a director from January 2006 through November 2006, having served in these capacities on a part-time basis for our predecessor company from April 2005 until September 2006.

Mr. Wohlberg has been a business and legal advisor to emerging and high tech companies for over twenty years and is of counsel with Troy & Gould Professional Corporation. From 1997 to 2000, Mr. Wohlberg was a director of Sqribe Technologies, a business intelligence software company that was acquired by Brio Technologies. Currently, Mr. Wohlberg is a director of Look-Look, Inc., a youth culture information and research firm. Mr. Wohlberg serves on the Board of Directors of the Los Angeles Chapter of the Juvenile Diabetes Research Foundation and is Treasurer and Director of the Synagogue for the Performing Arts. Mr. Wohlberg is a graduate of the University of California at Santa Cruz and Yale Law School.

C. Kirk Peacock, Chief Financial Officer (age 38)

Mr. Peacock has served as our Chief Financial Officer on a part-time basis since January 2006 and previously served in that capacity from May 2005 until September 2006 for our predecessor company on a part-time basis. Mr. Peacock is a Certified Public Accountant and previously was Chief Financial Officer with CytRx Corporation, a ribonucleic acid interference and biopharmaceutical company focused on the development and commercialization of high-value human therapeutics from August 2003 through July 2004. Mr. Peacock has experience as Chief Financial Officer with several start-up companies including DigitalMed, Inc., a venture-backed subsidiary of Tenet Healthcare, and Ants.Com, Inc., a venture-backed company of Bertelsmann Ventures. Mr. Peacock was also a manager with a large, international accounting firm for a number of years. Mr. Peacock serves as a director on the Board of Directors and a member of the Audit Committee of Laird Norton Company LLC. Mr. Peacock is a graduate of Claremont McKenna College.

Jacqueline Brandwynne, Director (age 69)

Ms. Brandwynne has served as a director since January 2007. Since 1981, Ms. Brandwynne served as President and CEO of Brandwynne Corporation, which is involved in the healthcare and biotech industries. Ms. Brandwynne is a business strategist with more than 25 years of experience working with companies including Citicorp, where she was the Global Business Strategist, American Cyanimid, Bristol Myers/Clairol, National Liberty Life, Seagram & Sons and Neutrogena. From 2000 to 2006, Ms. Brandwynne was a director of Microvision, Inc., a public company that develops sophisticated miniature display. She currently serves on the boards of Pacific Union Bank, the Proteus Venture Biotech Fund and on several non-profit boards, including the Cedars-Sinai Health Systems Board of Governors, and the California Institute of the Arts.

Sanford J. Hillsberg, Director and Secretary (age 58)

Mr. Hillsberg is a co-founder of our predecessor company and served on a part-time basis as its secretary and a director from its founding in 2004 until September 2006, and has served in those capacities on a part-time basis for us since January 2006. He has been an attorney with Troy & Gould Professional Corporation, a law firm in Los Angeles specializing in corporate and securities laws, since 1976. Troy & Gould served as counsel to our predecessor company and has served as our corporate legal counsel since January 2006. Mr. Hillsberg served from August 2004 to January 2006 as a director of Duska Therapeutics, Inc., a publicly traded biopharmaceutical company, and as Secretary on a part-time basis. Mr. Hillsberg also serves as a director of Tempra Technology, Inc., a thermal research and development company. He previously served as a director and Vice President of Medco Research, Inc. Mr. Hillsberg is a member of the Board of Governors of Cedars-Sinai Medical Center and has also previously served as a Commissioner of the Quality and Productivity Commission of the City of Los Angeles. Mr. Hillsberg holds a B.A. degree from the University of Pennsylvania and a J.D. degree from Harvard Law School.

Robert L. Martuza, M.D., Director (age 58)

Dr. Martuza has served as a director since December 2006. He has been Chief of Neurosurgery Service at Massachusetts General Hospital and Higgins Professor of Neurosurgery at Harvard Medical School since 2000. Dr. Martuza has held appointments at Massachusetts General Hospital and Georgetown University Hospital since 1980 and academic appointments at Harvard Medical School and Georgetown University also since 1980. Dr. Martuza is presently Director of the Pappas Center for Neuro-Oncology at Massachusetts General Hospital and on the Board of Trustees for the Massachusetts General Physicians Organization, Inc. Dr. Martuza currently serves on the Managed Care Committee, Executive Committee on Research, and General Executive Committee at the Massachusetts General Hospital. In addition, he serves as a Director of the American Board of Neurological Surgery; serves on the Board of Scientific Counselors at the National Institute of Neurological Disorders and Stroke; and is coordinating reviewer and serves on the Program Committee for the American Society of Gene Therapy. Dr. Martuza is a recognized authority on neurosurgery, has published numerous articles and books in the field of neurology and has 11 patents issued or pending involving cell therapy. Dr. Martuza has received many grants for research with major research interests in central nervous system tumors, neurofibromatosis, cancer therapy with viral vectors and molecular neurosurgery. Dr. Martuza holds a B.A. degree from Bucknell University and a M. D. from Harvard Medical School. Dr. Martuza was a post-doctoral fellow at Massachusetts General Hospital.

Manfred Mosk, Ph.D., Director (age 73)

Dr. Mosk served as our Non-Executive Chairman of the Board from November 2006 to January 2007 when he voluntarily stepped down and Dr. Yu became our Chairman of the Board. He continues to serve as a director of the Company. Dr. Mosk was a co-founder in 2004 and served as the Interim President on a part time basis until April 2005 and a director until November 2005 of our predecessor company. Dr. Mosk has been the President of Technomedics Management & Systems, Inc. (“Technomedics”), a privately held independent health care economics consulting firm, for more than the past five years. He currently serves on the Board of Directors of Oncotx, Inc., UCLA’s Jonsson Cancer Center Foundation, The University Kidney Disease Research Associates at USC and the Board of Governors at Cedars-Sinai Medical Center. Dr. Mosk previously served as the Non Executive Chairman of Duska Therapeutics, Inc. and on the Board of Directors of Arbios Systems, Inc., The College of Naturopathic Medicine and The California State University Foundation. Dr. Mosk was the co-founder, former President and CEO of Medco Research, Inc. He voluntarily retired from these positions in 1992 and later rejoined the Board and served again as a director for one year. Medco was subsequently acquired by King Pharmaceuticals, Inc. Under Dr. Mosk’s leadership Medco acquired licenses, raised funds, became a public company and developed the first ever approved and marketed adenosine based drug in the US. Dr. Mosk holds B.S., M.S. and Ph.D. degrees in business administration from The California State University and California Western University. Dr. Mosk is a member of a number of professional organizations including the International Society of Stem Cell Research, The New York Academy of Sciences, The National Association of Business Economists, The American Society of Health Economists and the International Society of Pharmacoeconomics and Outcomes Research.

Rudolph Nisi, M.D., Director (age 73)

Dr. Nisi served as a director of our predecessor company from April 2005 until September 2006 and as a director since January 2006. Mr. Nisi has been an Active Attending Physician at the Albert Einstein College of Medicine and Cardiology since 1981 and an Assistant Clinical Professor of Medicine at Albert Einstein College of Medicine since 1981. Dr. Nisi has held various positions at Westchester Square Medical Center of Internal Medicine and Cardiology including Active Attending Physician since 1963, Director of Medicine since 1975, Chief of Cardiology since 1975, Chairman of Medical Critical Care Unit since 1975, President of the Medical Board from 1977 to 1978, Chairman of the Board of Directors since 1983 and from 1976 to 1978, Chairman of the ER Committee since 1984, and Vice-President of Medical Affairs since 1993. From 1997 to the present Dr. Nisi has been Assistant Attending Physician at New York Hospital, Clinical Assistant Professor of Medicine at Cornell University Medical College, and since 2000 has been Assistant Dean at Weill Medical College. Dr. Nisi serves as a director of Tempra Technology, Inc. He served as a director of Duska Therapeutics, Inc. from August 2004 to February 2006. From 1980 to 1987, Dr. Nisi served as Chairman of the Board of Directors of Medco Research, Inc.

Audit Committee

The Board of Directors has established an Audit Committee that meets periodically with the company’s management and independent accountants to, among other things, review the results of the annual audit and quarterly reviews and discuss the financial statements, recommend to the Board the independent accountants to be retained, and receive and consider the accountants’ comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is comprised of Dr. Rudolph Nisi, who is a non-employee director. The Board has determined that Dr. Nisi is an independent director as defined in the Nasdaq rules governing audit committee members, but he has not been designated as an “audit committee financial expert” as defined under Item 401(e)(2) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

Scientific Advisory Board

We have established a Scientific Advisory Board to assist our management in the areas of expertise of the members of our Scientific Advisory Board. Dr. Keith Black has been appointed the Chairman of our Scientific Advisory Board, and with Dr. Black we are in the process of identifying and recruiting other individuals to serve on this board.

Keith L. Black, M.D.

Dr. Black has served on our Scientific Advisory Board since January 2007. Dr. Black serves as Chairman of the Department of Neurosurgery and Director of the Maxine Dunitz Neurosurgical Institute at Cedars-Sinai Medical Center . An internationally renowned neurosurgeon and scientist, Dr. Black joined Cedars-Sinai Medical Center in July 1997 and was awarded the Ruth and Lawrence Harvey Chair in Neurosciences in November of that year. Prior to joining Cedars-Sinai, Dr. Black served on the University of California, Los Angeles (UCLA) faculty for 10 years where he was a Professor of Neurosurgery. In 1992 he was awarded the Ruth and Raymond Stotter Chair in the Department of Surgery and was Head of the UCLA Comprehensive Brain Tumor Program.

Dr. Black serves on the editorial boards of Neurological Research, Gene Therapy and Molecular Biology, Neurosurgery Quarterly and Frontiers In Bioscience. He was on the National Institutes of Health’s Board of Scientific Counselors for Neurological Disorders and Stroke and was appointed to the National Advisory Neurological Disorders and Stroke Council of the National Institutes of Health from 2000 to 2004. He was also selected as a committee member of the California Institute for Regenerative Medicine Independent Citizens Oversight Committee from 2004-2006.

Dr. Black pioneered research on designing ways to open the blood-brain barrier, enabling chemotherapeutic drugs to be delivered directly into the tumor for which he received the Jacob Javits award from the National Advisory Neurological Disorders and Stroke Council of the National Institutes of Health in June 2000. Other groundbreaking research done by Dr. Black focused on developing a vaccine to enhance the body’s immune response to brain tumors, use of gene arrays to develop molecular profiles of tumors, the use of optical technology for brain mapping, and the use of focused microwave energy to noninvasively destroy brain tumors.

Dr. Black has published extensively and has five patents issued or pending. Dr. Black was featured on the cover of Time magazine in the Fall 1997 special edition “Heroes of Medicine” and was profiled in 1996 on the PBS program, The New Explorers, in an episode called “Outsmarting the Brain.”

EXECUTIVE COMPENSATION AND EMPLOYMENT AGREEMENTS

Concurrently with our entering into the Memorandum of Agreement with Cedars-Sinai to license the cellular-based therapy technology, we entered into a binding Memorandum of Agreement, dated as of September 15, 2006 with Dr. John Yu, who was an inventor of the technology and is a full-time employee of Cedars-Sinai. Under this Memorandum of Agreement, Dr. Yu agreed to serve as our Chief Scientific Officer on a part-time basis for an initial one-year term following the closing of the licensing transaction with Cedars-Sinai. In consideration of Dr. Yu’s relinquishment to Cedars-Sinai of his royalty interest in the cellular-based therapy technology to facilitate this transaction, we agreed to issue Dr. Yu a number of shares of our common stock equal to 34% of our outstanding shares (including shares issuable upon the exercise of certain options and warrants) at the time of the licensing transaction closing.

On November 17, 2006, Dr. Yu and our company entered into a definitive Agreement, dated as of November 17, 2006, and a related Securities Agreement, dated as of November 17, 2006, Non-qualified Stock Option Agreement, dated as of November 17, 2006 and Registration Rights Agreement, dated as of November 17, 2006. Under the Agreement, Dr. Yu will serve as our Chief Scientific Officer for an initial one-year term on a part-time basis and will not receive any compensation for these services except the grant of the stock option described below. Under the terms of the Agreement and the Non-Qualified Stock Option Agreement, we granted Dr. Yu (i) an option to purchase 150,000 shares of our common stock in consideration for his relinquishment of his royalty interest in the cellular-based therapy technology and (ii) an option to purchase 5,783,424 shares of our common stock in consideration of his agreeing to serve as our Chief Scientific Officer for a one-year term. Both options have an exercise price of $1.00 per share, a term of ten years and were fully vested upon grant. We were not required to issue any of the shares to Dr. Yu that were contemplated by the Memorandum of Agreement between the parties.

Pursuant to the Securities Agreement and Registration Rights Agreement, we have agreed to file a registration statement with the Securities and Exchange Commission covering the shares issuable upon exercise of Dr. Yu’s options within 60 days of Dr. Yu becoming our Chief Scientific Officer.

For so long as Dr. Yu owns our shares or fully vested immediately exercisable options to purchase our shares totaling at least 2,000,000 shares, we have agreed to use commercially reasonable efforts to enable Dr. Yu to continue to serve on our Board of Directors. For so long as Dr. Yu owns our shares or fully vested immediately exercisable options to purchase our shares totaling at least 4,000,000 shares or at least 5,000,000 shares, we have agreed to use commercially reasonable efforts to enable Dr. Yu and either one or two, respectively, of his designees to serve on our Board of Directors.

Effective as of October 30, 2006, we entered into a new agreement with David Wohlberg under which Mr. Wohlberg agreed to continue to serve as our President and Chief Operating Officer for a one-year term, subject to earlier termination by us or Mr. Wohlberg on 30 days notice. Mr. Wohlberg will provide his services to us on a part-time basis, spending a majority of his business time on our affairs. Under our agreement with Mr. Wohlberg, Mr. Wohlberg was retroactively paid $2,000 per month for his prior services as our President and Chief Operating Officer from April 22, 2006 through October 29, 2006 and was granted a fully vested option to purchase 90,000 shares of our common stock for these prior services. Mr. Wohlberg will receive a salary of $2,000 per month from October 30, 2006 through the date of our entering into a definitive License Agreement with Cedars-Sinai Medical Center and $2,500 per month thereafter, and he was granted an option to purchase 95,000 shares of our common stock, which will vest quarterly over a one-year period, with one-half of his remaining unvested shares becoming vested if we terminate him without cause.

Effective as of October 30, 2006, we entered into a new agreement with C. Kirk Peacock under which Mr. Peacock agreed to continue to serve as our Chief Financial Officer for a one-year term, subject to earlier termination by us or Mr. Peacock on 30 days notice. Mr. Peacock will provide his services to us on a part-time basis. Under our agreement with Mr. Peacock, Mr. Peacock was retroactively paid $2,000 per month for his prior services as our Chief Financial Officer from May 16, 2006 through October 29, 2006 and was granted a fully vested option to purchase 25,000 shares of the Company’s common stock for these prior services. Mr. Peacock will receive a salary of $2,000 per month from October 30, 2006 through the date of the Company’s entering into a definitive License Agreement with Cedars-Sinai Medical Center and $2,500 per month thereafter, and he was granted an option to purchase 50,000 shares of our common stock, which will vest quarterly over a one-year period, with one-half of his remaining unvested shares becoming vested if we terminate him without cause.

On October 30, 2006, we granted a fully vested option to purchase 40,000 shares of our common stock to each of Sanford J. Hillsberg (for his services as a director of our predecessor company and us from February 26, 2004 through October 30, 2006), Dr. Rudolph Nisi (for his services as a director of our predecessor company and us from April 21, 2005 through October 30, 2006) and David Wohlberg (for his services as a director of our predecessor company and us from April 21, 2005 through October 30, 2006). On October 30, 2006, we also granted an option to purchase 50,000 shares of our common stock, vesting quarterly over a one-year period, to each of Mr. Hillsberg, Dr. Nisi and Mr. Wohlberg for their services as a director for the one-year period commencing October 30, 2006. The option granted to Mr. Wohlberg covering 50,000 shares of our common stock for his services as a director for the one-year period commencing October 30, 2006 was cancelled upon his voluntary resignation as one of our directors in November 2006. Each of the options granted to our officers and directors described above has a term of seven years, has an exercise price of $1.00 per share and may be exercised within their term during the period the grantee provides services to us and for 24 months after the grantee ceases providing services for any reason other than termination by us for cause. The options previously granted to Mr. Wohlberg and Mr. Peacock under their prior agreements with us also were revised to provide for the same period of exercisability within their original respective terms.

In July 2006, we retained Technomedics to assist us in identifying and acquiring new technologies and agreed to pay Technomedics a total of $80,000 in four equal monthly installments commencing upon the closing of the Cedars-Sinai licensing transaction. Dr. Manfred Mosk, the controlling shareholder of Technomedics, was not an officer or director of our company at the time we retained Technomedics and the services were performed. He voluntarily resigned as interim part-time president in April 2005 and as a director in November 2005 of our predecessor company, and rejoined the Board of our company in November 2006. He was a greater than 5% shareholder of our company at the time we retained Technomedics.

We and Technomedics entered into an Agreement, dated as of November 17, 2006, pursuant to which Dr. Mosk agreed to serve as our Non-Executive Chairman of the Board on a part-time basis for a one-year term. Dr. Mosk was permitted to step down upon 30 days written notice to us. Pursuant to the terms of this Agreement, Technomedics was granted options with a seven-year term to purchase a total of 300,000 shares of our common stock at an exercise price of $1.00 per share. Our agreement with Technomedics has terminated. As a result of the termination, 150,000 unvested option shares out of a total of 300,000 option shares were cancelled, and the 150,000 vested option shares survive the termination and continue to be exercisable during the term for up to two years following Dr. Mosk’s ceasing to serve as a director. Dr. Mosk did not receive a further grant of options covering 50,000 shares of our common stock that were granted to certain of our other directors during the fourth quarter of 2006 for their future services as directors. Under our agreement with Technomedics, Dr. Mosk as a director of our company is permitted to provide consulting services to, or become employed by, and serve on the board of directors and in any other capacity with other persons or entities engaged in investment, financing and/or medical and pharmaceutical corporate or other patent and research activities and be compensated for such activities, and any such activities shall not be deemed to constitute an usurpation of a corporate opportunity of us or a breach of Dr. Mosk’s obligations, provided that such companies are not developing or marketing products or potential products based on our products being developed, products for neurodegenerative diseases, and dendritic cell-based vaccines for brain tumors and other cancers.

Summary Compensation Table

The following table sets forth the compensation for services paid in all capacities for the two fiscal years ended December 31, 2006 to David Wohlberg, our President and Chief Operating Officer. The information set forth below includes all compensation paid to Mr. Wohlberg by Spectral Molecular Imaging before its merger with us in January 2006. Our company did not pay any compensation to any officer for services in 2004 or 2005, and neither we nor Spectral Molecular Imaging paid any other person compensation that collectively exceeded $100,000 during the fiscal year ended December 31, 2006. The value of all option awards was calculated in accordance with Financial Accounting Standards Board’s SFAS 123(R).

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
David Wohlberg President and Chief Operating Officer	2006	$16,734	(1)	—	—	$118,400	(2)	—	—	—	$135,134
	2005	—		—	—	33,105	(3)	—	—	—	33,105

(1)	Includes $2,000 per month for the period from May 1, 2006 through November 16, 2006 and $2,500 per month for the period November 17, 2006 through December 31, 2006 for services rendered us as President and Chief Operating Officer.
(2)	Includes (i) a seven-year option to purchase 90,000 shares of our common stock granted October 30, 2006 at an exercise price of $1.00 per share, vesting upon grant, for services rendered as President and Chief Operating Officer from May 1, 2006 through October 29, 2006 and (ii) a seven-year option to purchase 95,000 shares of our common stock granted October 30, 2006, at an exercise price of $1.00 per share, vesting quarterly over a one-year period following the date of grant, for services rendered as President and Chief Operating Officer commencing October 30, 2006. Also includes a fully vested option to purchase 40,000 shares of our common stock granted on October 30, 2006 at an exercise price of $1.00 per share for prior service as a director of our predecessor company and our company through October 30, 2006 and an option to purchase 50,000 shares of our common stock granted on October 30, 2006 at an exercise price of $1.00 per shares, vesting quarterly over a one-year period, for services as a director for the one-year period commencing October 30, 2006.

(3)	These seven-year options were granted on April 21, 2005 by Spectral Molecular Imaging, Inc. at an exercise price of $0.35 per share, vesting quarterly commencing on May 1, 2005 for services rendered from April 21, 2005 to April 30, 2006 as President and Chief Operating Officer. These options were assumed by us when we merged with that company.

Stock Option Grants

The following table sets forth information as of December 31, 2006 concerning unexercised options, unvested stock and equity incentive plan awards for the executive officer named in the Summary Compensation Table.

OUTSTANDING EQUITY AWARDS AT 2006 FISCAL YEAR-END

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David Wohlberg	150,479	(1)	—			$0.35	04-20-12
President and Chief	40,000	(2)	—			1.00	10-29-13
Operating Officer	90,000	(3)	—			1.00	10-29-13
			95,000	(4)		1.00	10-29-13

(1)	Vested 25% quarterly commencing on May 1, 2005.
(2)	Vested upon grant, October 30, 2006.
(3)	Vested upon grant, October 30, 2006.
(4)	Vests 25% quarterly commencing on October 30, 2006.

Compensation of Board of Directors

During the fiscal year ended December 31, 2006, we did not pay any of our directors any cash compensation for serving on the Board of Directors. We did, however, grant each of our directors (other than Dr. Mosk and Dr. Yu) seven-year options to purchase 50,000 shares of our common stock. All of the foregoing options, granted to the directors in October 2006 or December 2006, have an exercise price of $1.00 per share. In October 2006, we also compensated three of our directors for prior service as directors of our company and predecessor company by granting to each director seven-year options to purchase 40,000 shares at an exercise price of $1.00 per share. In November 2006, we granted an affiliate of Dr. Manfred Mosk a seven-year option to purchase 300,000 shares of our common stock in consideration of Dr. Mosk agreeing to serve as our Non-Executive Chairman of the Board. Upon his voluntary resignation in January 2007 as Non-Executive Chairman of the Board, 150,000 unvested options were cancelled. Dr. Mosk did not receive an option to purchase 50,000 shares that was granted to our other directors as noted above.

The following table sets forth information concerning the compensation paid to each of our directors during 2006 for their services rendered as directors. The value of all option awards was calculated in accordance with Financial Accounting Standards Board’s SFAS 123(R)

DIRECTOR COMPENSATION FOR FISCAL YEAR 2006

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Sanford J. Hillsberg	—	—	$57,600	(1)	—	—	—	$57,600
Robert L. Martuza	—	—	$32,000	(2)	—	—	—	$32,000
Manfred Mosk	—	—	$192,000	(3)	—	—	—	$192,000
Rudolph Nisi	—	—	$57,600	(1)	—	—	—	$57,600

(1)	On October 30, 2006 we granted a fully vested option to purchase 40,000 shares each of the Company’s common stock at an exercise price of $1.00 per share to Mr. Hillsberg and Dr. Nisi for prior service as directors of our predecessor company and our company through October 30, 2006; and granted an option to purchase 50,000 shares each of our company’s common stock of $1.00 per share, vesting quarterly over a one-year period, for their services as directors for the one-year period commencing October 30, 2006.
(2)	An option to purchase 50,000 shares of our common stock at an exercise price of $1.00 per share, vesting quarterly following the grant date of December 1, 2006, for services as a director for a one-year period.
(3)	An option to purchase 300,000 shares of our common stock at an exercise price of $1.00 per share was granted on November 17, 2006 to Technomedics for Dr. Mosk to serve as our Non-Executive Chairman of the Board on a part-time basis for a one-year term. These options vested as to 150,000 shares upon grant and quarterly over a one-year period following grant as to the remaining 150,000 shares. Upon Dr. Mosk’s voluntary resignation as the Non-Executive Chairman of the Board in January 2007, the 150,000 unvested shares were cancelled. Dr. Mosk continues to serve us as a director. Dr. Mosk is President and controlling stockholder of Technomedics.

Stock Option Plan

We have adopted an equity incentive plan, the 2006 Equity Incentive Plan, pursuant to which we are authorized to grant options, restricted stock and stock appreciation rights to purchase up to 1,500,000 shares of common stock to our employees, officers, directors, consultants and advisors. Awards under the plan may consist of stock options (both non-qualified options and options intended to qualify as “Incentive Stock Options” under Section 422 of the Internal Revenue Code of 1986, as amended), restricted stock awards and stock appreciation rights.

The 2006 Equity Incentive Plan is administered by our Board of Directors or a committee appointed by the Board, which determines the persons to whom awards will be granted, the type of award to be granted, the number of awards to be granted and the specific terms of each grant, including the vesting thereof, subject to the provisions of the plan.

The 2006 Equity Incentive Plan provides that the exercise price of each incentive stock option may not be less than the fair market value of our common stock on the date of grant (or 110% of the fair market value in the case of a grantee holding more than 10% of our outstanding common stock). The exercise price of a non-qualified stock option shall be no less than the fair market value of the common stock on the date of grant. The maximum number of options that may be granted in any fiscal year to any participant is 400,000.

The plan also permits the grant of freestanding stock appreciation rights or in tandem with option awards. The grant price of a stock appreciation right shall be no less than the fair market value of a share on the date of grant of the stock appreciation right. No stock appreciation right shall be exercisable later than the tenth anniversary of its grant. Upon the exercise of a stock appreciation right, a participant shall be entitled to receive common stock at a fair market value equal to the benefit to be received by the exercise.

The plan also provides us with the ability to grant or sell shares of common stock that are subject to certain transferability, forfeiture, repurchase or other restrictions. The type of restriction, the number of shares of restricted stock granted and other such provisions shall be determined by our Board of Directors or its committee.

Unless otherwise determined by our Board of Directors or its committee, awards granted under the 2006 Equity Incentive Plan are not transferable other than by will or by the laws of descent and distribution.

The 2006 Equity Incentive Plan provides that, except as set forth in an individual award agreement, upon the occurrence of a corporate transaction: (1) our Board of Directors or its committee shall notify each participant at least thirty (30) days prior to the consummation of the corporate transaction or as soon as may be practicable and (2) all options and stock appreciation rights shall terminate and all restricted stock shall be forfeited immediately prior to the consummation of such corporate transaction unless the committee determines otherwise in its sole discretion. A “corporate transaction” means (i) a liquidation or dissolution of the company; (ii) a merger or consolidation of the company with or into another corporation or entity (other than a merger with a wholly-owned subsidiary); (iii) a sale of all or substantially all of the assets of the company; or (iv) a purchase or other acquisition of more than 50% of the outstanding stock of the company by one person or by more than one person acting in concert.

Our Board of Directors may alter, amend or terminate the plan in any respect at any time, but no alteration, amendment or termination will adversely affect in any material way any award previously granted under the plan, without the written consent of the participant holding such award.

During the fourth quarter of 2006, the Company granted options for 530,000 shares at an exercise price of $1.00. As of December 31, 2006, there were outstanding options under our 2006 Equity Incentive Plan to purchase approximately 730,660 shares of our common stock at a weighted- average exercise price of approximately $0.82 per share. In January 2007, an additional option to purchase 50,000 shares of our common stock at an exercise price of $1.15 per share was granted under our 2006 Equity Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of December 31, 2006 (a) by each person known by us to own beneficially 5% or more of any class of our common stock, (b) by each of our executive officers named in the Summary Compensation Table under “Executive Compensation and Employment Agreements” and our directors and (c) by all executive officers and directors of this company as a group. As of December 31, 2006 there were 8,199,779 shares of our common stock issued and outstanding. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all the shares beneficially owned by them.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned (2)		Percentage of Class
John S. Yu, M.D.	5,933,424	(3)	41.98%

Sanford J. Hillsberg	1,641,850	(4)	19.87%

Manfred Mosk, Ph.D.	1,432,850	(5)	17.16%

Keith Black, M.D.(1) Chair, Department of Neurosurgery Director, Maxine Dunitz Neurosurgical Institute Suite 800E 8631 West Third Street Los Angeles, CA 90048	1,500,000	(3)	15.46%

Cedars-Sinai Medical Center Davis 4021 8700 Beverly Blvd. Los Angels, CA 90048	694,000		8.46%

William C. Patridge 295 E. Main St., Suite 1 Ashland, Oregon 97520	500,000	(6)	6.09%

Rudolph Nisi, M.D.	439,500	(7)	5.36%

David J. Wohlberg	401,629	(8)	4.72%

Robert L. Martuza, M.D.	12,500	(3)	*

Jacqueline Brandwynne	140,000		2.00%

All executive officers and directors as a group (7 persons)	10,001,753		67.92%

*	Less than 1%.
(1)	Unless otherwise indicated, the address of each of the persons shown is c/o ImmunoCellular Therapeutics, Ltd., 1999 Avenue of the Stars, 11th Floor, Los Angeles, California 90067.
(2)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days, are deemed outstanding, including for purposes of computing the percentage ownership of the person holding such option, warrant or convertible security, but not for purposes of computing the percentage of any other holder.
(3)	All of the shares shown are subject to options.

(4)	Includes 1,579,350 shares and 62,500 shares subject to warrants and options. Excludes 266,593 shares owned beneficially by Troy & Gould Professional Corporation, of which Mr. Hillsberg is a member.
(5)	Includes 128,871 shares of common stock, and 150,000 shares subject to options, owned of record by Technomedics Management & Systems, Inc., of which Dr. Mosk is the controlling stockholder.
(6)	Includes 65,948 shares of common stock held in joint tenancy with Barbara Patridge.
(7)	Includes 387,000 shares owned of record and 52,500 shares subject to options.
(8)	Includes 87,400 shares owned of record and 314,229 shares subject to warrants and options.

SELLING SECURITYHOLDERS

Selling Securityholder Table

The shares to be offered by the selling securityholders are “restricted” securities under applicable federal and state securities laws and are being registered under the Securities Act of 1933, as amended (the “Securities Act”), to give the selling securityholders the opportunity to publicly sell these shares. The registration of these shares does not require that any of the shares be offered or sold by the selling securityholders. The selling securityholders may from time to time offer and sell all or a portion of their shares in the over-the-counter market, in negotiated transactions, or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices.

The registered shares may be sold directly or through brokers or dealers, or in a distribution by one or more underwriters on a firm commitment or best efforts basis. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in a prospectus supplement. Please see “Plan of Distribution.” The selling securityholders and any agents or broker-dealers that participate with the selling securityholders in the distribution of registered shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the registered shares may be deemed to be underwriting commissions or discounts under the Securities Act.

No estimate can be given as to the amount or percentage of our common stock that will be held by the selling securityholders after any sales made pursuant to this prospectus because the selling securityholders are not required to sell any of the shares being registered under this prospectus. The following table assumes that the selling securityholders will sell all of the shares listed in this prospectus.

The following table sets forth the beneficial ownership of the selling securityholders. The term “selling securityholder” or “selling securityholders” includes the stockholders listed below and their respective transferees, assignees, pledges, donees or other successors. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days are deemed outstanding, including for purposes of computing the percentage ownership of the person holding the option, warrant or convertible security, but not for purposes of computing the percentage of any other holder.

	Beneficial Ownership Before Offering					Beneficial Ownership After Offering(1)
	Number of Shares		Percent	Number of Shares Being Offered		Number of Shares	Percent
Jacqueline Brandwynne	140,000		1.71%	140,000		0	0
Cedars-Sinai Medical Center	694,000		8.46%	694,000		0	0
Al Croce	25,002		*	25,002		0	0
Blake Morgan Epstein	50,000		*	50,000		0	0
Daniel L. Farkas	510,062		6.22%	500,000		10,062	*
Gerald E. Gray	200,000	(2)	2.40%	200,000	(2)	0	0
Sanford J. Hillsberg	1,641,850	(3)	19.87%	1,589,350	(3)	52,500	*
Linda S. Huff	10,000		*	10,000		0	0

	Beneficial Ownership Before Offering					Beneficial Ownership After Offering(1)
	Number of Shares		Percent	Number of Shares Being Offered		Number of Shares	Percent
Behzad Kianmahd	100,000	(4)	1.21%	100,000	(4)	0	0
William T. Kotcheff & Laifun Chung Kotcheff, JT	150,000	(5)	1.81%	150,000	(5)	0	0
Manfred Mosk	1,153,979		14.07%	1,153,979		0	0
Mona D. Mosk	500,000		6.10%	500,000		0	0
Rudolph Nisi	439,500	(6)	5.36%	387,000	(6)	52,500	*
Irwin A. Olian, Jr.	200,000	(7)	2.40%	200,000	(7)	0	0
Maurice Singer	277,400		3.38%	277,400		0	0
Technomedics Management & Systems, Inc.	278,871	(8)	3.34%	278,871	(8)	0	0
Troy & Gould Professional Corporation	266,593		3.25%	266,593		0	0
David Wohlberg	401,629	(9)	4.72%	97,400	(9)	304,229	3.58%
Dan Zuckerman & Liat Zuckerman, JT	50,000	(10)	*	50,000	(10)	0	0
John S. Yu, M.D. and Helena Yu, Co-trustees of the Yu Family Trust	5,933,424	(11)	41.98%	5,933,424	(11)	0	0
Keith Black	1,500,000	(12)	15.46%	1,500,000	(12)	0	0
R. Craig Barton	200,000	(13)	2.41%	200,000	(13)	0	0
Canaccord Capital Corp. FBO Brian Bickerton	80,000	(14)	*	80,000	(14)	0	0
Lois Bolster and George Bolster, JT Ten	200,000	(15)	2.41%	200,000	(15)	0	0
Marc Laurence Brown	40,000	(16)	*	40,000	(16)	0	0
Soren Christiansen and Beth Christiansen, Jt Ten	75,000		*	75,000		0	0
NBCN Inc ITF Soren & Beth Christiansen	75,000	(17)	1.81%	75,000	(17)	0	0
Adam W. Dalsin	50,000	(18)	*	50,000	(18)	0	0
James P. Dalsin	200,000	(19)	2.41%	200,000	(19)	0	0
Mitchell P. Dalsin	50,000	(20)	*	50,000	(20)	0	0
Patricia L. Dalsin	200,000	(21)	2.41%	200,000	(21)	0	0
Tim Farnsworth	50,000	(22)	*	50,000	(22)	0	0
Stanley N. Friedman and Leslie Friedman, Jt. Ten.	40,000	(23)	*	40,000	(23)	0	0
Russell M. Gioiella & Nerissa Radell, Jt. Ten	30,000	(24)	*	30,000	(24)	0	0
Charles K. Gunn, TTEE Gunn Trust DTD 4-28-98	21,000	(25)	*	20,000	(25)	1,000	*
William Leo Hanrahan	60,000	(26)	*	60,000	(26)	0	0
Stephen Herr	40,000	(27)	*	40,000	(27)	0	0
Erik Hutton	40,000	(28)	*	40,000	(28)	0	0
Jacki Isles	100,000	(29)	1.21%	100,000	(29)	0	0
Fred Krahn	40,000	(30)	*	40,000	(30)	0	0
Michael McFerrin Trust	50,000	(31)	*	50,000	(31)	0	0
Steven Mount	20,000	(32)	*	20,000	(32)	0	0
Platt Living Trust	20,000	(33)	*	20,000	(33)	0	0
R & I Family Trust u/a/d/ 3-15-90 Richard N. Kipper & Inta A. Kipper, Trustees	20,000	(34)	*	20,000	(34)	0	0
Daniel Reardon	20,000	(35)	*	20,000	(35)	0	0
Maurice Regan	50,000	(36)	*	50,000	(36)	0	0

	Beneficial Ownership Before Offering					Beneficial Ownership After Offering(1)
	Number of Shares		Percent	Number of Shares Being Offered		Number of Shares	Percent
Nicolle Sicotte	200,000	(37)	2.41%	200,000	(37)	0	0
Paul Sicotte	200,000	(38)	2.41%	200,000	(38)	0	0
Timothy M. Sperling & Katherine H. Sperling, JT Ten	80,000	(39)	*	80,000	(39)	0	0
Charles M. Stern & Terri Jo Stern, Trustees of the Stern Family Trust dated 3-10-97	20,000	(40)	*	20,000	(40)	0	0
Fin Temple	40,000	(41)	*	40,000	(41)	0	0
Larry Trapp	200,000	(42)	2.41%	200,000	(42)	0	0
Jeff Ullyot	40,000	(43)	*	40,000	(43)	0	0
VMS Capital Opportunity Fund, L.P.	20,000	(44)	*	20,000	(44)	0	0
Scott A. Young	60,000	(45)	*	60,000	(45)	0	0
Irwin L. Zalcberg	50,000	(46)	*	50,000	(46)	0	0
William C. Patridge	434,052		5.29%	434,052		0	0
William C. Patridge & Barbara Patridge, JT	65,948		*	65,948		0	0

*	Less than 1%
(1)	Assumes the selling securityholder sells all of the shares of common stock included in this prospectus.
(2)	Represents 50,000 shares of our common stock and 150,000 shares of our common stock issuable upon exercise of warrants.
(3)	Represents 1,579,350 shares of our common stock and 62,500 shares of our common stock issuable upon exercise of options and warrants, which includes 1,579,350 shares of our common stock and 10,000 shares of our common stock issuable upon exercise of warrants included in this prospectus.
(4)	Represents 50,000 shares of our common stock and 50,000 shares of our common stock issuable upon exercise of warrants.
(5)	Represents 75,000 shares of our common stock and 75,000 shares of our common stock issuable upon exercise of warrants.
(6)	Represents 387,000 shares of our common stock and 52,500 shares of our common stock issuable upon exercise of options, which includes 387,000 shares of our common stock included in this prospectus.
(7)	Represents 50,000 shares of our common stock and 150,000 shares of our common stock issuable upon exercise of warrants.
(8)	Represents 128,871 shares of our common stock and 150,000 shares of our common stock issuable upon exercise of options. Dr. Manfred Mosk has voting and investment control over the securities owned by Technomedics Management & Systems, Inc.

(9)	Represents 87,400 shares of our common stock and 314,229 shares of our common stock issuable upon exercise of options and warrants, which includes 87,400 shares of our common stock and 10,000 shares of our common stock issuable upon exercise of warrants included in this prospectus
(10)	Represents 25,000 shares of our common stock and 25,000 shares of our common stock issuable upon exercise of warrants.
(11)	Represents 5,933,424 shares of our common stock issuable upon exercise of options.
(12)	Represents 1,500,000 shares of our common stock issuable upon exercise of options.
(13)	Represents 100,000 shares of our common stock and 100,000 shares of our common stock issuable upon exercise of warrants.
(14)	Represents 40,000 shares of our common stock and 40,000 shares of our common stock issuable upon exercise of warrants.
(15)	Represents 100,000 shares of our common stock and 100,000 shares of our common stock issuable upon exercise of warrants.
(16)	Represents 20,000 shares of our common stock and 20,000 shares of our common stock issuable upon exercise of warrants.
(17)	Represents 75,000 shares of our common stock issuable upon exercise of warrants. This holder also owns 75,000 shares of our common stock directly in the names of Soren Christiansen & Beth Christiansen, Jt. Ten.
(18)	Represents 25,000 shares of our common stock and 25,000 shares of our common stock issuable upon exercise of warrants.
(19)	Represents 100,000 shares of our common stock and 100,000 shares of our common stock issuable upon exercise of warrants.
(20)	Represents 25,000 shares of our common stock and 25,000 shares of our common stock issuable upon exercise of warrants.
(21)	Represents 100,000 shares of our common stock and 100,000 shares of our common stock issuable upon exercise of warrants.
(22)	Represents 25,000 shares of our common stock and 25,000 shares of our common stock issuable upon exercise of warrants.
(23)	Represents 20,000 shares of our common stock and 20,000 shares of our common stock issuable upon exercise of warrants.
(24)	Represents 15,000 shares of our common stock and 15,000 shares of our common stock issuable upon exercise of warrants.
(25)	Represents 11,000 shares of our common stock and 10,000 shares of our common stock issuable upon exercise of warrants, which includes 10,000 shares of common stock and 10,000 shares of our common stock upon exercise of warrants included in this prospectus.

(26)	Represents 30,000 shares of our common stock and 30,000 shares of our common stock issuable upon exercise of warrants.
(27)	Represents 20,000 shares of our common stock and 20,000 shares of our common stock issuable upon exercise of warrants.
(28)	Represents 20,000 shares of our common stock and 20,000 shares of our common stock issuable upon exercise of warrants.
(29)	Represents 50,000 shares of our common stock and 50,000 shares of our common stock issuable upon exercise of warrants.
(30)	Represents 20,000 shares of our common stock and 20,000 shares of our common stock issuable upon exercise of warrants.
(31)	Represents 25,000 shares of our common stock and 25,000 shares of our common stock issuable upon exercise of warrants.
(32)	Represents 10,000 shares of our common stock and 10,000 shares of our common stock issuable upon exercise of warrants.
(33)	Represents 10,000 shares of our common stock and 10,000 shares of our common stock issuable upon exercise of warrants.
(34)	Represents 10,000 shares of our common stock and 10,000 shares of our common stock issuable upon exercise of warrants.
(35)	Represents 10,000 shares of our common stock and 10,000 shares of our common stock issuable upon exercise of warrants.
(36)	Represents 25,000 shares of our common stock and 25,000 shares of our common stock issuable upon exercise of warrants.
(37)	Represents 100,000 shares of our common stock and 100,000 shares of our common stock issuable upon exercise of warrants.
(38)	Represents 100,000 shares of our common stock and 100,000 shares of our common stock issuable upon exercise of warrants.
(39)	Represents 40,000 shares of our common stock and 40,000 shares of our common stock issuable upon exercise of warrants.
(40)	Represents 10,000 shares of our common stock and 10,000 shares of our common stock issuable upon exercise of warrants.
(41)	Represents 20,000 shares of our common stock and 20,000 shares of our common stock issuable upon exercise of warrants.
(42)	Represents 100,000 shares of our common stock and 100,000 shares of our common stock issuable upon exercise of warrants.

(43)	Represents 20,000 shares of our common stock and 20,000 shares of our common stock issuable upon exercise of warrants.
(44)	Represents 10,000 shares of our common stock and 10,000 shares of our common stock issuable upon exercise of warrants.
(45)	Represents 30,000 shares of our common stock and 30,000 shares of our common stock issuable upon exercise of warrants.
(46)	Represents 25,000 shares of our common stock and 25,000 shares of our common stock issuable upon exercise of warrants.

The information in the above table is as of the date of this prospectus. Information concerning the selling securityholders may change from time to time and any such changed information will be described in supplements to this prospectus if and when necessary.

Relationships with Selling Securityholders

None of the selling securityholders have had any position, office, or other material relationship (other than as purchasers of securities) with us or any of our affiliates within the past three years, other than as set forth below.

In November 2006, we licensed our cellular-based therapy technology from Cedars-Sinai Medical Center for consideration that included our issuance of 694,000 shares of our common stock to that institution. Dr. Daniel Farkas was a co-founder of our predecessor company (Spectral Molecular Imaging, Inc.) and served as our Chairman of the Board until September 2006. Sanford J. Hillsberg was a co-founder and director and Secretary of our predecessor company and serves as a director and Secretary of our company. Dr. Manfred Mosk was a co-founder, Interim President and director of our predecessor company from which positions he voluntarily resigned in April 2005 and November 2005, respectively, and became our Non-Executive Chairman of the Board in November 2006. He voluntarily resigned from this position in January 2007, but continues as a director of our company. Dr. Mosk is the controlling shareholder of Technomedics Management & Systems, Inc., which was retained in July 2006 as our consultant in connection with identifying and assisting us to complete our acquisition of the cellular-based therapy technology license from Cedars-Sinai.

Jacqueline Brandwynne is a director of our company. Dr. Rudolph Nisi was a director of our predecessor company and serves as a director of our company. Troy & Gould Professional Corporation served as counsel to our predecessor company and serves as counsel to our company; and Sanford J. Hillsberg is a member of, and David Wohlberg is of counsel to, that law firm. David Wohlberg served as the President and Chief Operating Officer and a director of our predecessor company and serves as the President and Chief Operating Officer of, and until November 2006 served as a director of, our company.

Dr. John Yu received options in November 2006 to purchase 5,933,424 shares of our common stock in consideration for his relinquishing his royalty interest in the technology that we licensed from Cedars-Sinai and his agreeing to serve as our Chief Scientific Officer, and he became a director and Chief Scientific Officer of our company in November 2006. Dr. Keith Black received options in January 2007 to purchase 1,500,000 shares of our common stock in consideration for his agreeing to serve as Chairman of our Scientific Advisory Board, and he has served in that capacity since January 2007. Prior to our merger with Spectral Molecular Imaging, Inc., William Patridge was our Chairman of the Board, President and majority shareholder.

PLAN OF DISTRIBUTION

Each selling securityholder of the common stock included in this prospectus and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling securityholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling securityholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

Broker-dealers engaged by the selling securityholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling securityholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling securityholders may also sell shares of the common stock short after the effective date of the registration statement of which this prospectus is a part and may deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling securityholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling securityholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares included in this prospectus. We have agreed to indemnify the selling securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling securityholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling securityholders.

We have agreed to use our commercially reasonable best efforts to cause the registration statement of which this prospectus is a part to become and remain effective until the earlier of (i) the first anniversary following the date the registration statement is declared effective, or (ii) all of the shares of our common stock included in the registration statement have been sold, whichever comes first. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling securityholders or any other person. We will make copies of this prospectus available to the selling securityholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale. In addition, upon our company being notified in writing by a selling securityholder that a donee or pledgee intends to sell more than 500 shares of common stock included in this prospectus, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions Between Us and Our Affiliates

Dr. Manfred Mosk is a greater than 10% beneficial owner of our common stock. In July 2006, we entered into an agreement with Technomedics, of which Dr. Mosk is the controlling shareholder, pursuant to which that company was retained as our consultant in connection with identifying and assisting us to complete our acquisition of the cellular-based therapy technology license from Cedars-Sinai. We agreed to pay Technomedics a total of $80,000 in four equal monthly installments for these services subsequent to the completion of the transaction, and $20,000 of this fee was paid in 2006. At the time we retained Technomedics and the services were performed, Dr. Mosk was not an officer or director of our company. In November 2006, we entered into an agreement with Technomedics pursuant to which Dr. Mosk agreed to serve as our Non-Executive Chairman of the Board on a part-time basis for a one-year term. Under this agreement, we granted Technomedics options with a seven-year term to purchase a total of 300,000 shares of our common stock at an exercise price of $1.00 per share, with the option fully vested upon grant as to 150,000 shares and the option for the balance of the shares to vest in four equal quarterly installments following the date of grant. Dr. Mosk voluntarily resigned as Non-Executive Chairman of the Board in January 2007 but remains a director. The balance of Technomedics’ 150,000 unvested shares from the November 2006 option grant were cancelled as a result of Dr. Mosk’s voluntary resignation. Dr. Mosk did not receive an option to purchase 50,000 shares that was granted to our other directors.

Sanford J. Hillsberg is our corporate Secretary and one of our directors and a greater than 10% beneficial owner of our common stock. He is a member of Troy & Gould Professional Corporation, which has been our corporate law firm since January 2006 and was the corporate law firm for our predecessor company. Troy & Gould Professional Corporation, beneficially owns 266,593 shares of our common stock. During 2006 and 2005, we paid Troy & Gould $153,653 and $2,647 and 73,093 shares of our common stock, respectively, for legal services. Mr. Hillsberg was not paid for the services he rendered as our corporate Secretary.

On September 11, 2006, we entered into an agreement covering the sale of all of the outstanding capital stock of our wholly-owned subsidiary, Spectral Molecular Imaging, Inc. to Dr. Daniel L. Farkas and concurrently completed this transaction on the same date. Dr. Farkas was at that time our Chairman of the Board and a greater than 10% beneficial owner of our common stock. Spectral Molecular Imaging owns certain spectral imaging technology and certain equipment originally acquired by it for $40,000.

Dr. Farkas paid for the Spectral Molecular Imaging shares by delivering to us 1,904,300 shares of our common stock for cancellation. We paid Dr. Farkas $25,000 in cash as part of the transaction and an additional $7,500 in cash when Carnegie Mellon University delivered to us for cancellation 154,800 shares of our common stock without payment by us of any consideration for these shares. Under our agreement with Dr. Farkas, he purchased 125,000 shares of our common stock from Dr. Manfred Mosk and 125,000 shares of our common stock from Sanford Hillsberg for a total of $7,500. The purchase price for the Spectral Molecular Imaging shares was established by negotiation between Dr. Farkas and us. In establishing this price, we took into account the early stage of development of Spectral Molecular Imaging’s technology, the substantial time and expenditures that would be required to advance development of Spectral Molecular Imaging’s technology (and the risks attendant thereto) and the assumption of all of the development responsibilities and liabilities of Spectral Molecular Imaging by Dr. Farkas under our agreement with him following the closing.

DESCRIPTION OF SECURITIES

We are presently authorized to issue 25,000,000 shares of $.0001 par value common stock and 1,000,000 shares of $0.0001 par value preferred stock. As of December 31, 2006, we had 8,199,779 shares of common stock issued and outstanding and no preferred stock issued and outstanding.

Common Stock

The holders of our common stock are entitled to equal dividends and distributions per share with respect to the common stock when, as and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of common stock has a preemptive right to subscribe for any of our securities, nor are any common shares subject to redemption or convertible into other securities. Upon liquidation, dissolution or winding-up of our company, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable. Each share of our common stock is entitled to one vote with respect to the election of any director or any other matter upon which stockholders are required or permitted to vote.

For so long as Dr. Yu owns shares of our common stock or fully vested immediately exercisable options to purchase shares of our common stock totaling at least 2,000,000 shares, we have agreed to use commercially reasonable efforts to enable Dr. Yu to continue to serve on our Board of Directors. For so long as Dr. Yu owns shares of our common stock or fully vested immediately exercisable options to purchase shares of our common stock totaling at least 4,000,000 shares or at least 5,000,000 shares, we have agreed to use commercially reasonable efforts to enable Dr. Yu and either one or two, respectively, of his designees to serve on our Board of Directors.

Preferred Stock

Under our articles of incorporation, the Board of Directors has the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and to issue the preferred stock in one or more series as designated by the Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series. The issuance of preferred stock may have the effect of delaying or preventing a change in control of the company without further stockholder action and may adversely affect the rights and powers, including voting rights, of the holders of the common stock.

Shares Eligible For Future Sale

As of December 31, 2006, we had 8,199,779 shares of common stock outstanding. That number does not include (i) the 9,393,424 shares that are included in this prospectus that may be issued upon the exercise of warrants or options; or (ii) the 730,660 shares that are reserved for issuance under outstanding options that may be issued upon exercise of options granted under our 2006 Equity Incentive Plan that are not included in this prospectus.

Freely Tradeable Shares After Offering. Upon the sale of the 7,889,595 currently outstanding shares covered by this prospectus, and the exercise and sale of the 9,393,424 warrant shares and option shares included in this prospectus, all of these 17,283,019 shares will be freely tradable without restriction or limitation under the Securities Act. As a result, after the completion of this offering all of our outstanding shares of common stock will be tradable without restriction under the Securities Act or eligible for public resale under Rule 144, except for any shares issued with our stock option plan.

Rule 144. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted securities shares for at least one year, including persons who may be deemed our “affiliates,” as that term is defined under the Securities Act, would be entitled to sell within any three month period a number of shares that does not exceed the greater of 1% of the then outstanding shares (approximately 81,998 shares if the currently outstanding warrants and options are not exercised, or approximately 183,239 shares if all options and warrants are exercised) or the average weekly trading volume of shares during the four calendar weeks preceding such sale. Sales under Rule 144 are subject to certain manner-of-sale provisions, notice requirements and the availability of current public information about the company. A person who has not been our affiliate at any time during the three months preceding a sale, and who has beneficially owned his shares for at least two years, would be entitled under Rule 144(k) to sell such shares without regard to any volume limitations under Rule 144.

As of December 31, 2006, approximately 825,124 of our outstanding shares of common stock were eligible for public resale under Rule 144, with all but 50,004 of those shares eligible to use Rule 144(k). Commencing on January 30, 2007, another 6,582,624 of our outstanding shares will become eligible for public resale subject to compliance with Rule 144. The sale, or availability for sale, of substantial amounts of common stock could, in the future, adversely affect the market price of the common stock and could impair our ability to raise additional capital through the sale of our equity securities or debt financing. The future availability of Rule 144 to our holders of restricted securities would be conditioned on, among other factors, the availability of certain public information concerning the company.

Form S-8 Registration of Option Shares. We intend to file a registration statement on Form S-8 covering the shares of common stock that have been issued or reserved for issuance under our 2006 Equity Incentive Plan, which would permit the resale of such shares in the public marketplace.

Transfer Agent

Our transfer agent currently is U.S. Stock Transfer Corporation.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES

ACT LIABILITIES

Our Certificate of Incorporation provides that no officer or director shall be personally liable to this corporation or our stockholders for monetary damages except as provided pursuant to Delaware law. Our Bylaws and Certificate of Incorporation also provide that we shall indemnify and hold harmless each person who serves at any time as a director, officer, employee or agent of the company from and against any and all claims, judgments and liabilities to which such person shall become subject by reason of the fact that he is or was a director, officer, employee or agent of the company and shall reimburse such person for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability. We also have the power to defend such person from all suits or claims in accord with the Delaware law. The rights accruing to any person under our Bylaws and Certificate of Incorporation do not exclude any other right to which any such person may lawfully be entitled, and we may indemnify or reimburse such person in any proper case, even though not specifically provided for by the Bylaws and Certificate of Incorporation.

In the agreements that we entered into with David Wohlberg (our President and Chief Operating Officer) and C. Kirk Peacock (our Chief Financial Officer), we agreed to indemnify each of these officers for all claims arising out of performance of his duties, other than those arising out of his breach of the agreement or his gross negligence or willful misconduct. We also agreed to indemnify Dr. Mosk for all claims arising out of his performance of his duties as our Non-Executive Chairman, other than those arising out of Dr. Mosk’s willful misconduct.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us for expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

Troy & Gould Professional Corporation, Los Angeles, California, has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus. Sanford J. Hillsberg, one of our directors and the beneficial owner of 1,641,850 shares and options and warrants to acquire shares of our common stock (of which 1,589,350 shares are included in this prospectus), is a member of Troy & Gould Professional Corporation, and David J. Wohlberg, our President and Chief Operating Officer and the beneficial owner of 401,629 shares and options and warrants to acquire shares of our common stock (of which 97,400 shares are included in this prospectus), is of counsel to Troy & Gould Professional Corporation. Troy & Gould Professional Corporation and certain of its other employees beneficially own in the aggregate 316,593 shares and warrants to acquire shares of our common stock, all of which shares are included in this prospectus. The beneficial ownership of our shares described above includes all options and warrants that may be exercised within 60 days from December 31, 2006.

EXPERTS

Our financial statements as of December 31, 2005 and December 31, 2004 and for the year ended December 31, 2005 and for the periods from inception (February 25, 2004) through December 31, 2004 and December 31, 2005 included in this prospectus have been audited by Stonefield Josephson, Inc. to the extent and for the periods indicated in their report thereon. Such financial statements have been included in this prospectus and registration statement in reliance upon the reports of Stonefield Josephson, Inc. given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act for the common stock offered under this prospectus. We are subject to the informational requirements of the Exchange Act, and file reports, proxy statements and other information with the Commission. These reports, proxy statements and other information filed by ImmunoCellular Therapeutics, Ltd. can be inspected and copied at the public reference facilities of the Commission at 100 F Street, N.E., Washington, D.C. 20549. Copies of these materials can be obtained from the Public Reference Section of the Commission at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web site that contains reports, proxy statements, information statements and other information concerning ImmunoCellular Therapeutics, Ltd. at the site located at http://www.sec.gov. This prospectus does not contain all the information in the registration statement and its exhibits, which we have filed with the Commission under the Securities Act and to which reference is made.

GLOSSARY OF TERMS

Antibody:	any of a large body of proteins normally present in the body or produced in response to an antigen that it neutralizes, thus producing an immune response.

Antigen:	any substance that when introduced into the body can stimulate the production of antibodies and combine specifically with them.

Cellular differentiation:	the process by which a cell becomes specialized in order to perform a specific function.

Cytokine:	any of a class of immunoregulatory proteins (such as interleukin, tumor necrosis factor, and interferon) that are released by cells of the immune system and act as intercellular mediators in the generation of an immune response. Also called chemokine.

Dendritic cell:	a highly specialized white blood cell found in the skin, mucosa and lymphoid tissues that initiates a primary immune response by activating lymphocytes and secreting cytokines.

DNA:	a nucleic acid that carries the genetic information in the cell and is capable of self-replication and synthesis of RNA, which determines protein synthesis and the transmission of genetic information.

Immunogenic:	capable of inducing an immune response.

Lymphocyte:	any of various white blood cells, including B cells and T cells, that function in the body’s immune system by recognizing and deactivating antigens. B cells act by stimulating the production of antibodies. T cells contain receptors on their cell surfaces that are capable of recognizing and binding to specific antigens. Lymphocytes are found in the lymph nodes and spleen and circulate continuously in the blood and lymph.

Lysate:	the cellular debris and fluid produced by the disintegration of a cell resulting from the destruction of its membrane by a chemical substance, especially an antibody or enzyme.

Stem cell:	an unspecified cell that upon division replaces its own numbers and also gives rise to cells that differentiate further into one or more specialized cell type.

T cell:	any of several closely related lymphocytes, developed in the thymus, which circulate in the blood and lymph and orchestrate the immune system’s response to infected or malignant cells.

ImmunoCellular Therapeutics, Ltd.

(a Development Stage Company)

Report of Independent Registered Public Accounting Firm

Board of Directors

ImmunoCellular Therapeutics, Ltd.

Los Angeles, CA

We have audited the accompanying balance sheets of ImmunoCellular Therapeutics, Ltd. (a development stage company) as of December 31, 2005 and 2004 and the related statements of operations, shareholders equity (deficit) and cash flows for the year ended December 31, 2005 and period from inception of operations (February 25, 2004) to December 31, 2004 and for the period from inception of operations (February 25, 2004) to December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ImmunoCellular Therapeutics, Ltd. as of December 31, 2005 and 2004 and the results of its operations and its cash flows for the year ended December 31, 2005 and period from inception of operations (February 25, 2004) to December 31, 2004 and for the period from inception of operations (February 25, 2004) to December 31, 2005 in conformity with U.S. generally accepted accounting principles.

As set forth in Note 1 to the accompanying financial statements, the company has not yet recognized revenue and has an accumulated operating loss of $257,745. Management’s plans are also disclosed in Note 1. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to the financial statements that might be necessary should the Company be unable to continue as a going concern.

/s/ Stonefield Josephson, Inc.

Santa Monica, California

March 23, 2006

ImmunoCellular Therapeutics, Ltd.

(formerly Spectral Molecular Imaging, Inc.)

(A Development Stage Company)

Balance Sheets

	December 31, 2004	December 31, 2005
Assets
Current assets:
Cash	$101	$30,538
Restricted Cash	—	1,325,000
Other assets	247	1,200

Total current assets	348	1,356,738

Property and equipment, net	—	40,000
Other assets	—	2,500

Total assets	$348	$1,399,238

Liability and Shareholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$—	$15,142
Accounts payable – shareholders	101	—
Subscription payable	—	1,325,000
Accrued liabilities	11,741	38,834

Total current liabilities	11,842	1,378,976

Other liabilities	—	—

Commitments and contingencies	—	—

Shareholders’ equity (deficit):
Common stock, $0.001 par value; 129,000,000 shares authorized; 6,450,000 shares and 7,146,600 shares issued and outstanding as of December 31, 2004 and 2005, respectively	247	7,147
Additional paid in capital	—	270,860
Deficit accumulated during the development stage	(11,741)	(257,745)

Total shareholders’ equity (deficit)	(11,494)	20,262

Total liabilities and shareholders’ equity (deficit)	$348	$1,399,238

The accompanying notes are an integral part of these financial statements.

ImmunoCellular Therapeutics, Ltd.

(formerly Spectral Molecular Imaging, Inc.)

(A Development Stage Company)

Statements of Operations

	February 25, 2004 (Inception) to December 31,	For the Year Ended December 31,	February 25, 2004 (Inception) to December 31,
	2004	2005	2005
Revenues	$—	$—	$—

Expenses:
Research and development	5,522	152,760	158,282
Merger costs	—	39,118	39,118
General and administrative	6,219	54,126	60,345

Total expenses	11,741	246,004	257,745

Loss before income taxes	(11,741)	(246,004)	(257,745)

Income taxes	—	—	—

Net loss	$(11,741)	$(246,004)	$(257,745)

Weighted average number of shares:
Basic and diluted	6,450,000	6,867,620	6,675,539

Earnings (loss) per share:
Basic and diluted	$(0.00)	$(0.04)	$(0.04)

The accompanying notes are an integral part of these financial statements.

ImmunoCellular Therapeutics, Ltd.

(formerly Spectral Molecular Imaging, Inc.)

(A Development Stage Company)

Statements of Shareholders’ Equity (Deficit)

	Common Stock		Additional Paid – In Capital	Deficit Accumulated During the Development Stage	Total
	Shares	Amount
Initial capitalization at $0.00002 per share	6,256,500	$97	$—	$—	$97
Common stock issued for cash during 2004 at $0.00078 per share	193,500	150	—	—	150
Net loss	—	—	—	(11,741)	(11,741)

Balance at December 31, 2004	6,450,000	247	—	(11,741)	(11,494)
Common stock issued for cash during 2005 at $0.19 per share	387,000	6,590	68,410	—	75,000
Common stock issued for cash during 2005 at $0.32 per share	154,800	155	49,845	—	50,000
Common stock issued for in process research and development during 2005 at $0.99 per share	154,800	155	152,605	—	152,760
Net loss	—	—	—	(246,004)	(246,004)

Balance at December 31, 2005	7,146,600	$7,147	$270,860	$(257,745)	$20,262

The accompanying notes are an integral part of these financial statements.

ImmunoCellular Therapeutics, Ltd.

(formerly Spectral Molecular Imaging, Inc.)

(A Development Stage Company)

Statements of Cash Flows

	February 25, 2004 (Inception) to December 31, 2004	For the Year Ended December 31, 2005	February 25, 2004 (Inception) to December 31, 2005
Cash flows from operating activities:

Net loss	$(11,741)	$(246,004)	$(257,745)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	—	—	—
Common stock issued for research and development	—	152,760	152,760
Changes in assets and liabilities:
Other assets	—	(3,700)	(3,700)
Accounts payable	—	15,142	15,142
Accrued liabilities	11,741	27,093	38,834

Net cash used in operating activities	—	(54,709)	(54,709)

Cash flows from investing activities—
Purchase of property and equipment	—	(40,000)	(40,000)

Cash flows from financing activities:
Advances from shareholders	101	(101)	—
Proceeds from issuance of common stock	—	125,247	125,247

Net cash provided by financing activities	101	125,146	125,247

(Decrease) increase in cash	101	30,437	30,538
Cash at beginning of period	—	101	—

Cash at end of period	$101	$30,538	$30,538

Supplemental cash flows disclosures:
Interest expense paid	$—	$—	$—

Income taxes paid	$—	$—	$—

The accompanying notes are an integral part of these financial statements.

ImmunoCellular Therapeutics, Ltd.

(formerly Spectral Molecular Imaging, Inc.)

(A Development Stage Company)

Notes to Financial Statements

For the Period From February 25, 2004 (Date of Inception) to December 31, 2005

1. Nature of Organization and Development Stage Operations

In January 2006, Spectral Molecular Imaging, Inc., a Nevada corporation (“SMI”) that was incorporated and commenced operations on February 25, 2004, merged with Patco Industries, Ltd., which had no operations, assets or liabilities at the time of the merger. For accounting purposes, the financial statements of Patco Industries, Ltd. (now known as ImmunoCellular Therapeutics, Ltd.) reflect the operations of SMI (the “Company”). The Company is a development stage company that was formed to seek to develop imaging devices with medical diagnostic applications based upon SMI’s technology related to spectral optical imaging.

Going Concern

To date, the Company has relied primarily upon selling equity securities and borrowings from a prospective shareholder to generate the funds needed to finance its operations. Currently, the Company does not have sufficient cash on hand to sustain operations and is seeking to obtain additional capital from investors. As of December 31, 2005, current liabilities exceed current assets by $22,238. Unless the Company raises significant amounts of cash in the near future, the Company will not be able to continue as a going concern. Subsequent to December 31, 2005, the Company raised $1,400,000 (before offering expenses) in a private placement (Note 8).

Stock Split

All common stock share numbers and per share information for the Company have been restated to reflect the 6,450-for-1 stock split which took place in January 2006 in connection with the Company’s private placement (Note 8).

2. Summary of Significant Accounting Policies

Cash and Cash Equivalents – The Company considers all highly liquid debt instruments with an original maturity of 90 days or less to be cash equivalents. The Company had no cash equivalents at December 31, 2004 and December 31, 2005.

Restricted Cash and Offsetting Liability – The Company has received cash in connection its private placement (Note 8), which is fully refundable until the private placement closes. Accordingly, the Company has classified the cash received as Restricted Cash and Subscription Payable in the accompanying balance sheets. The Company had zero and $1,325,000 cash equivalents at December 31, 2004 and December 31, 2005, respectively.

Property and Equipment - Property and equipment are stated at cost and depreciated using the straight-line methods based on the estimated useful lives (generally three to five years) of the related assets. Management continuously monitors and evaluates the realizability of recorded long-lived assets to determine whether their carrying values have been impaired. The Company records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the nondiscounted cash flows estimated to be generated by those assets are less than the carrying amount of those assets. Any impairment loss is measured by comparing the fair value of the asset to its carrying amount.

Patent Costs - Costs incurred to reimburse Chromo Dynamics, Inc. (CDI) for patent related costs, as provided for in the agreement between CDI and certain individuals and the Company (Note 4), were expensed as in process research and development expense.

Research and Development Costs - Research and development expenses consist of costs incurred for direct research and are expensed as incurred.

Stock-based Compensation — The Company accounts for stock-based compensation using the intrinsic value method in accordance with APB No. 25, Accounting for Stock Issued to Employees (“APB 25”). Under APB 25, when stock options are issued with an exercise price equal to the market price of the underlying stock price on the date of grant, no compensation expense is recognized. The Company continues to follow the disclosure-only provisions of SFAS No. 123, Accounting for Stock-Based Compensation (“SFAS 123”), as amended by SFAS No. 148, which requires the disclosure of proforma net income and earnings per share as if the Company had applied the fair value recognition provisions of SFAS 123.

The following table illustrates the pro forma effect on net loss if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation:

	February 25, 2004 (Inception) to December 31, 2004	For the Year Ended December 31, 2005	February 25, 2004 (Inception) to December 31, 2005
Net loss as reported	$(11,741)	$(246,006)	$(257,745)
Deduct: Total employee stock-based compensation expense determined under the fair value method	—	23,405	23,405

Pro forma net loss	$(11,741)	$(269,411)	$(281,150)

Fair value was estimated at the date of grant using the Black-Scholes pricing model, with the following weighted average assumptions:

Year Ended December 31, 2005
Risk-free interest rate	3.625%
Expected dividend yield	None
Expected life	3.0 years
Expected volatility	100.0%

The risk-free interest rate used in the Black-Scholes valuation method is based on the implied yield currently available in U.S. Treasury securities at maturity with an equivalent term. We have not declared or paid any dividends and do not currently expect to do so in the future. The expected term of options represents the period that our stock-based awards are expected to be outstanding and was determined based on projected holding periods for the remaining unexercised shares. Consideration was given to the contractual terms of our stock-based awards, vesting schedules and expectations of future employee behavior. Expected volatility is based on market prices of traded options for comparable entities within our industry.

The Company’s stock price volatility and option lives involve management’s best estimates, both of which impact the fair value of the option calculated under the Black-Scholes methodology and, ultimately, the expense that will be recognized over the life of the option.

No tax benefits were attributed to the stock-based compensation expense because a valuation allowance was maintained for substantially all net deferred tax assets.

Income Taxes - Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes, if any. Deferred taxes represent the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Fair Value of Financial Instruments - The carrying amounts reported in the balance sheets for cash, accounts payable and accounts payable – shareholder approximate their fair values.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions about the future outcome of current transactions which may affect the reporting and disclosure of these transactions. Accordingly, actual results could differ from those estimates used in the preparation of these financial statements.

Basic and Diluted Loss per Common Share – Basic and diluted loss per common share are computed based on the weighted average number of common shares outstanding. Common share equivalents (which consist of options and warrants) are excluded from the computation of diluted loss per share since the effect would be antidilutive. Common share equivalents which could potentially dilute basic earnings per share in the future, and which were excluded from the computation of diluted loss per share, totaled zero shares and 328,887 shares at December 31, 2004 and 2005, respectively.

Recently Issued Accounting Standards - In December 2004, the Financial Accounting Standards Board (FASB) revised and issued SFAS 123, Share-Based Payment (SFAS 123(R)). SFAS 123(R) eliminates the alternative of using the APB 25 intrinsic value method of accounting for stock options. This revised statement will require recognition of the cost of employee services received in exchange for awards of equity instruments based on the fair value of the award at the grant date. This cost is required to be recognized over the vesting period of the award. The stock-based compensation table in Note 2 illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS 123 to stock-based employee compensation. SFAS 123(R) applies to all awards granted, modified, repurchased, or cancelled after June 30, 2005. The Company will adopt SFAS 123(R) effective January 1, 2006, using the modified prospective method. The adoption of this statement is anticipated to have no effect on the Company’s compensation expense for share-based payments in 2005.

3. Property and Equipment

	December 31, 2004	December 31, 2005
Research equipment	$—	$40,000
Computer and office equipment	—	—

	—	40,000

Less: accumulated depreciation	(—)	(—)

Property and equipment, net	$—	$40,000

As of December 31, 2005, no equipment had been placed into service. Depreciation expense was zero for the period from February 25, 2004 (date of inception) to December 31, 2005.

4. Related-Party Transactions

CDI Agreement

In November 2004, the Company entered into an assignment and license agreement (the “CDI Agreement”) with ChromoDynamics, Inc. (“CDI”), Dr. Daniel Farkas, who is the Chairman, Chief Scientist, and a principal shareholder of SMI, and certain other individuals. Under this agreement Dr. Farkas and the other individuals assigned an invention in the spectral imaging field to the Company and CDI granted an exclusive worldwide sublicense to SMI of rights under United States Patents Nos. 5,796,512 issued in 1998 to Carnegie Mellon University to use the optical imaging technology covered by such patents for medical imaging clinical applications. In September 2005, the Company reached an agreement with Carnegie Mellon University to receive a direct license of the technology from that institution in lieu of the sublicense from CDI. Under the CDI Agreement, the Company will pay Dr. Farkas and the other individuals a royalty based on the Company’s sales of products incorporating their technology.

In April 2005, the Company purchased from CDI $40,000 of research equipment.

Patent Costs

At December 31, 2004 and 2005, the Company was indebted to CDI for patent development costs incurred per the CDI Agreement totaling $8,800 and $0, respectively (Note 4), which are included in accrued expenses on the accompanying balance sheets.

Legal Costs

At December 31, 2004 and 2005, the Company was indebted to a shareholder for legal services for $2,941 and $38,834, respectively, which are included in accrued expenses on the accompanying balance sheets.

Legal services provided by a shareholder for the period from February 25, 2004 (date of inception) to December 31, 2005 was approximately $70,000.

Other Liabilities

At December 31, 2004 and 2005, the Company was indebted to a shareholder for $101 and $0, respectively, which is included in accounts payable – shareholder on the accompanying balance sheets.

Rent

From February 25, 2004 (date of inception) to December 31, 2005, the Company used on a rent-free basis office space of a shareholder. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein.

5. Commitments and Contingencies:

Operating Lease

The Company currently is utilizing a portion of the office space of a related party at no cost and without a lease agreement so that either party may terminate this arrangement at any time. Total rent expense was zero for the periods from February 25, 2004 (date of inception) to December 31, 2005.

Employment Contracts

The Company has entered into an agreement with David Wohlberg, effective as of April 22, 2005, pursuant to which Mr. Wohlberg has agreed to serve as the Company’s President and Chief Operating Officer. The term of the agreement runs until April 30, 2006. Mr. Wohlberg will receive a monthly salary of $2,000, commencing only after the Company has raised at least $1,500,000 of equity capital (if the Company raises a cumulative amount of equity of at least $4,500,000, Mr. Wohlberg thereafter will receive a salary of $5,000 per month). Mr. Wohlberg has received a grant of options to purchase 150,479 shares of the Company’s common stock at an exercise price of approximately $0.35 per share. The options vest in four equal amounts, quarterly over the term of the agreement, in advance. The Company has agreed to indemnify Mr. Wohlberg for all claims arising out of his performance as President and Chief Operating Officer, other than those arising from Mr. Wohlberg’s breach of the agreement or his gross negligence or willful misconduct. Mr. Wohlberg may terminate the agreement if the Company materially breaches the agreement and fails to correct the breach within 15 days following written notice from Mr. Wohlberg. The Company has the ability to terminate the agreement in the event of Mr. Wohlberg’s disability or for “cause,” as defined in the agreement. Mr. Wohlberg will spend the majority of his business time on the Company’s business.

On May 16, 2005, the Company entered into an agreement with Kirk Peacock, pursuant to which Mr. Peacock agreed to serve as the Company’s Chief Financial Officer on a part-time basis. The term of the agreement is one year. The Company has the ability to terminate the agreement in the event of Mr. Peacock’s disability or for “cause,” as defined in the agreement. Mr. Peacock may terminate the agreement if the Company materially breaches the agreement and fails to correct the breach within 15 days following written notice from Mr. Peacock. For his services provided pursuant to the agreement, the Company has granted to Mr. Peacock options to purchase approximately 50,000 shares of the Company’s Common Stock at an exercise price of approximately $0.35 per share. The options vest and become exercisable monthly over the one-year term of the agreement. The Company has agreed to indemnify Mr. Peacock for all claims arising out of his performance as Chief Financial Officer, other than those arising from his gross negligence or willful misconduct.

On April 22, 2005, the Company entered into an agreement with Dr. Daniel L. Farkas, pursuant to which Dr. Farkas agreed to serve as the Company’s Chairman of the Board and Chief Scientist on a part-time basis. The term of the agreement is one year. The Company has the ability to terminate the agreement in the event of Dr. Farkas’s disability or for “cause,” as defined in the agreement. Dr. Farkas may terminate the agreement if the Company materially breaches the agreement and fails to correct the breach within 15 days following written notice from Dr. Farkas. For his services provided pursuant to the agreement, the Company has granted to Dr. Farkas options to purchase approximately 10,000 shares of the Company’s Common Stock at an exercise price of approximately $0.35 per share. The options vest and become exercisable monthly over the one-year term of the agreement. The Company has agreed to indemnify Dr. Farkas for all claims arising out of his performance as Chairman of the Board and Chief Scientist, other than those arising from his gross negligence or willful misconduct.

On September 1, 2005, the Company entered into an agreement with Dr. Gregory Bearman, pursuant to which Dr. Bearman agreed to serve as the Company’s Chief Scientist on a part-time basis. The term of the agreement is one year. Dr. Bearman will receive a monthly salary of $1,000, and at such time as the Company has raised a total of at least $2,000,000 of equity capital, Dr. Bearman thereafter will receive a salary of approximately $2,500 per month. The Company has the ability to terminate the agreement in the event of Dr. Bearman’s disability or for “cause,” as defined in the agreement. Dr. Bearman may terminate the agreement if the Company materially breaches the agreement and fails to correct the breach within 15 days following written notice from Dr. Bearman. For his services provided pursuant to the agreement, the Company has granted to Dr. Bearman options to purchase approximately 75,000 shares of the Company’s Common Stock at an exercise price of approximately $0.35 per share. The option vests in four equal amounts, quarterly over the term of the agreement, in advance. The Company has agreed to indemnify Dr. Bearman for all claims arising out of his performance as and Chief Scientist, other than those arising from his gross negligence or willful misconduct.

6. Shareholders’ Equity (Deficit)

Equity Investment

In April 2005, three individuals purchased a total of 541,800 shares of the Company’s common stock for an aggregate purchase price of $125,000.

In September 2005, the Company issued 154,800 shares of the Company’s common stock in connection with a licensing agreement valued at $152,760.

Stock Options

In February 2005, the Company adopted an Equity Incentive Plan (“Plan”). Pursuant to the Plan, a committee appointed by the Board of Directors may grant, at its discretion, qualified or nonqualified stock options, stock appreciation rights and may grant or sell restricted stock to key individuals, including employees, nonemployee directors, consultants and advisors. Option prices for qualified incentive stock options (which may only be granted to employees) issued under the plan may not be less than 100% of the fair market value of the common stock on the date the option is granted (unless the option is granted to a person who, at the time of grant, owns more than 10% of the total combined voting power of all classes of stock of the Company; in which case the option price may not be less than 110% of the fair market value of the common stock on the date the option is granted). Option prices for nonqualified stock options issued under the plan are at the discretion of the committee and may be equal to, greater or less than fair market value of the common stock on the date the option is granted. The options vest over periods determined by the Board of Directors and are exercisable no later than ten years from date of grant (unless they are qualified incentive stock options granted to a person owning more than 10% of the total combined voting power of all classes of stock of the Company, in which case the options are exercisable no later than five years from date of grant.) As of December 31, 2005, the Company has reserved 1,000,000 shares of common stock for issuance under the plan and options to purchase 328,887 common shares have been granted under the stock option plan. In February 2005, the Company issued stock options totaling approximately 45,000 shares at an exercise price of $0.15 per share to certain of its Board members.

The following table summarizes stock option activity for the Company stock option plan during the year ended December 31, 2005:

	Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value (Thousands)
Outstanding December 31, 2004	—	$—
Granted	328,887	$0.32
Exercised	—	$—
Forfeited or expired	—	$—
Outstanding December 31, 2005	328,887	$0.32	5.8	$—

Vested or expected to vest at December 31, 2005	199,832	$0.32	5.8	$—

A summary of the status of unvested employee stock options as of December 31, 2005 and changes during the year then ended, is presented below:

	Options	Weighted Average Grant Date Fair Value Per Share
Unvested at December 31, 2004	—	$—
Granted	328,887	$0.32
Vested	199,832	$0.32
Forfeited	—	$—

Unvested at December 31, 2005	129,055	$0.34

As of December 31, 2005, the total unrecognized compensation cost related to unvested stock options amounted to $59,854, which will be amortized over the weighted-average remaining requisite service period of less than one year. During 2005 the Company recorded no stock based compensation under APB 25.

Warrants

The Company paid a finders fee in March 2005 to two individuals in the form of warrants to purchase shares of the Company’s common stock at $0.15 per share. The number of shares covered by the finders fee warrants was based upon the number of units purchased in a future private offering by investors introduced to the Company by the finders and will total approximately 150,000 shares to each finder if such investors purchase $1,500,000 of units (Note 8). If the number of units purchased by investors introduced to the Company by the finders is less than $1,500,000 of units, the number of shares covered by the finders fee warrant shall be reduced pro rata, and an approximately pro rata increase in such fee (payable in warrants or cash) will be paid if such investors purchase more than $1,500,000 of units. The shares of Company’s common stock issuable upon exercise of any of the finders fee warrants will be registered but will be subject to a lock-up provision restricting the quantities and times at which such shares may be sold. The finders will be entitled under certain circumstances to additional compensation in the event investors who they introduce to the Company purchase units and subsequently make further investments in the Company.

7. Income Taxes

Deferred taxes represent the net tax effects of the temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes. Temporary differences result primarily from the recording of tax benefits of net operating loss carryforwards and start-up costs that will be amortized for tax purposes once the Company begins doing business as defined by the Internal Revenue Code.

As of December 31, 2005, the Company has an insufficient history to support the likelihood of ultimate realization of the benefit associated with the deferred tax asset. Accordingly, a valuation allowance has been established for the full amount of the net deferred tax asset.

Deferred taxes consisted of the following:

	December 31, 2004	December 31, 2005
Net operating loss carryforwards and other assets	$4,700	$103,100
Less valuation allowance	(4,700)	(103,100)

Net deferred tax asset	$—	$—

At December 31, 2004 and December 31, 2005, the Company had approximately $4,700 and $103,100, respectively, of net operating loss carryforwards. The utilization of the carryforwards is dependent upon the Company’s ability to generate sufficient taxable income during the carryforward period.

8. Subsequent Events

Reorganization

The Company entered an Agreement and Plan of Reorganization (the “Agreement”) dated as of May 5, 2005 with Patco Industries, Ltd., a Delaware corporation (“Patco”) pursuant to which, on the terms and subject to the conditions of the Agreement, Patco agreed to acquire the Company as a wholly-owned subsidiary. The acquisition will be accomplished through the merger (the “Merger”) of a newly formed subsidiary of Patco with and into the Company, with the Company as the surviving corporation and with Patco to issue shares of Patco common stock to the stockholders of the Company. Pursuant to the Agreement, Patco effected a reverse stock split of approximately .00434 for one of the outstanding shares of Patco common stock so that Patco had approximately 825,000 shares of Patco common stock issued and outstanding immediately prior to the Merger.

Upon the effectiveness of the Merger, each share of the Company’s common stock issued and outstanding immediately prior to the Merger shall be converted into one share of Patco common stock and each outstanding option or warrant to purchase the Company’s common stock, whether or not then exercisable, shall be converted into an option or warrant to purchase one share of Patco common stock at a price equal to the exercise price in effect immediately prior to the Merger.

The merger was completed on January 31, 2006. The Company has given retroactive effect for the merger in the financial statements for all periods presented.

Private Placement

On January 30, 2006, the Company raised $1,400,000 (before offering expenses) from the sale of 1,400,000 of its units, each unit after the Company’s stock split consisting of one share of common stock and one warrant, to accredited investors in a private placement. Under its prior agreement with two individuals, the Company granted warrants to purchase 300,000 shares of its common stock for services rendered by those individuals who located investors to make investments in the private placement.

ImmunoCellular Therapeutics, Ltd.

(A Development Stage Company)

Condensed Balance Sheets

	September 30, 2006	December 31, 2005
	(unaudited)
Assets
Current assets:
Cash	$1,119,916	$30,538
Restricted Cash	—	1,325,000
Other assets	17,196	1,200

Total current assets	1,137,112	1,356,738

Property and equipment, net	—	40,000
Other assets	—	2,500

Total assets	$1,137,112	$1,399,238

Liability and Shareholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$8,958	$15,142
Subscription payable	—	1,325,000
Accrued liabilities	31,529	38,834

Total current liabilities	40,487	1,378,976

Warrant derivatives	895,600	—

Common stock subject to redemption	468,440	—

Commitments and contingencies	—	—

Shareholders’ equity (deficit):
Common stock, $0.0001 par value; 26,000,000 shares authorized; 7,500,517 shares and 7,146,600 shares issued and outstanding as of September 30, 2006 and December 31, 2005, respectively	7,501	7,147
Additional paid in capital	301,867	270,860
Deficit accumulated during the development stage	(576,783)	(257,745)

Total shareholders’ equity (deficit)	(267,415)	20,262

Total liabilities and shareholders’ equity (deficit)	$1,137,112	$1,399,238

The accompanying notes are an integral part of these unaudited financial statements.

ImmunoCellular Therapeutics, Ltd.

(A Development Stage Company)

Condensed Statements of Operations

(unaudited)

	For the Three Months Ended September 30,	For the Three Months Ended September 30,	For the Nine Months Ended September 30,	For the Nine Months Ended September 30,	February 25, 2004 (Inception) to September 30,
	2005	2006	2005	2006	2006
Revenues	$—	$—	$—	$—	$—

Expenses:
Research and development	152,760	—	152,760	16,200	174,482
Merger costs	3,916	—	3,916	34,859	73,977
General and administrative	12,885	89,912	31,641	286,104	346,449

Total expenses	169,561	89,912	188,317	337,163	594,908

Loss from operations	(169,561)	(89,912)	(188,317)	(337,163)	(594,908)

Other income (expense)—
Interest income	—	13,293	—	18,125	18,125

Loss before income taxes	(169,561)	(76,619)	(188,317)	(319,038)	(576,783)

Income taxes	—	—	—	—	—

Net loss	$(169,561)	$(76,619)	$(188,317)	$(319,038)	$(576,783)

Weighted average number of shares:
Basic and diluted	6,993,501	9,023,699	6,773,259	9,043,356	7,356,128

Earnings (loss) per share:
Basic and diluted	$(0.02)	$(0.01)	$(0.03)	$(0.04)	$(0.08)

The accompanying notes are an integral part of these unaudited financial statements.

ImmunoCellular Therapeutics, Ltd.

(A Development Stage Company)

Condensed Statements of Cash Flows

(unaudited)

	For the Nine Months Ended September 30, 2005	For the Nine Months Ended September 30, 2006	February 25, 2004 (Inception) to September 30, 2006
Cash flows from operating activities:
Net loss	$(188,317)	$(319,038)	$(576,783)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	—	—	—
Stock-based compensation	—	59,854	59,854
Common stock issued for services and research and development	152,760	36,547	189,307
Changes in assets and liabilities:
Other assets	(3,503)	(13,496)	(17,196)
Accounts payable	416	(6,184)	8,958
Accrued liabilities	(5,223)	(7,305)	31,529

Net cash used in operating activities	(43,867)	(249,622)	(304,331)

Cash flows from investing activities—
Purchase of property and equipment	(40,000)	—	(40,000)

Net cash used in investing activities	(40,000)	—	(40,000)

Cash flows from financing activities:
Repurchase of common stock under redemption plan	—	(36,000)	(36,000)
Repurchase of Common Stock	—	(25,000)	(25,000)
Proceeds from issuance of common stock	124,899	1,400,000	1,525,247

Net cash provided by financing activities	124,899	1,339,000	1,464,247

Increase in cash	41,032	1,089,378	1,119,916
Cash at beginning of period	101	30,538	—

Cash at end of period	$41,133	$1,119,916	$1,119,916

The accompanying notes are an integral part of these unaudited financial statements.

ImmunoCellular Therapeutics, Ltd.

(A Development Stage Company)

Notes to Unaudited Financial Statements

1. Nature of Organization and Development Stage Operations

In January 2006, Spectral Molecular Imaging, Inc., a Nevada corporation (“SMI”) that was incorporated and commenced operations on February 25, 2004, merged with Patco Industries, Ltd., which had no operations, assets or liabilities at the time of the merger. For accounting purposes, the financial statements of Patco Industries, Ltd. (now known as ImmunoCellular Therapeutics, Ltd.) reflect the operations of SMI (the “Company”).

In May 2006, the Company decided to suspend its research and development activities on its spectral imaging technology, and on September 11, 2006, the Company sold all of the outstanding capital stock of SMI to Dr. Daniel Farkas, a co-founder of SMI and inventor of this technology. On September 15, 2006, the Company entered into a binding Memorandum of Agreement with Cedars-Sinai Medical Center (“Cedars-Sinai”) to acquire an exclusive, worldwide license for a cancer vaccine therapy technology that the Company will be developing. The Company expects to complete its acquisition of the cancer vaccine therapy technology license from Cedars-Sinai in November 2006.

Going Concern

To date, the Company has relied upon selling equity securities to generate the funds needed to finance its operations. As of September 30, 2006, the Company had working capital of $1,096,625. The Company will require substantial additional capital to meet its long-term operating needs and to carry out its business plan of developing the new cancer vaccine therapy technology. The Company believes that the net proceeds from the Company’s January 2006 private placement, together with the Company’s sale of $125,000 of equity securities in October 2006, will be sufficient to meet the Company’s capital requirements for carrying out its business plan for this technology through approximately December 2007, although there is no assurance that such proceeds will be sufficient for this purpose.

Interim Results

The accompanying condensed financial statements at September 30, 2006 and for the three and nine month periods ended September 30, 2005 and 2006 are unaudited, but include all adjustments, consisting of normal recurring entries, which the Company’s management believes to be necessary for a fair presentation of the periods presented. Interim results are not necessarily indicative of results for a full year. Balance sheet amounts as of December 31, 2005 have been derived from our audited financial statements as of that date.

The financial statements included herein have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the U.S. have been condensed or omitted pursuant to such rules and regulations. Certain prior year amounts have been reclassified to conform to the 2006 financial statement presentation. The financial statements should be read in conjunction with the Company’s audited financial statements in its Form 10-KSB/A for the year ended December 31, 2005. The Company’s operating results will fluctuate for the foreseeable future. Therefore, period-to-period comparisons should not be relied upon as predictive of the results in future periods.

2. Summary of Significant Accounting Policies

Cash and Cash Equivalents – The Company considers all highly liquid debt instruments with an original maturity of 90 days or less to be cash equivalents. The Company had $1,065,845 of cash equivalents, consisting of a certificate of deposit with an original maturity of 90 days or less, at September 30, 2006. The Company had no cash equivalents at December 31, 2005.

Restricted Cash and Offsetting Liability – As of December 31, 2005, the Company had received cash in connection its private placement (Note 5), which was fully refundable until the private placement closed. Accordingly, the Company classified the cash received as Restricted Cash and Subscription Payable in the accompanying balance sheet as of December 31, 2005. The Company had zero and $1,325,000 restricted cash at September 30, 2006 and December 31, 2005, respectively.

Property and Equipment - Property and equipment are stated at cost and depreciated using the straight-line methods based on the estimated useful lives (generally three to five years) of the related assets. Management continuously monitors and evaluates the realizability of recorded long-lived assets to determine whether their carrying values have been impaired. The Company records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the nondiscounted cash flows estimated to be generated by those assets are less than the carrying amount of those assets. Any impairment loss is measured by comparing the fair value of the asset to its carrying amount.

Research and Development Costs - Research and development expenses consist of costs incurred for direct research and are expensed as incurred.

Stock Based Compensation – In December 2004, the Financial Accounting Standards Board (FASB) issued SFAS 123R, Share Based Payment: An Amendment of FASB Statements No. 123 and 95 (SFAS 123R). This statement requires that the cost resulting from all share-based payment transactions be recognized in the Company’s consolidated financial statements. In addition, in March 2005 the SEC released SEC Staff Accounting Bulletin No. 107, Share-Based Payment (SAB 107). SAB 107 provides the SEC’s staff’s position regarding the application of SFAS 123R and certain SEC rules and regulations, and also provides the staff’s views regarding the valuation of share-based payment arrangements for public companies. Generally, the approach in SFAS 123R is similar to the approach described in SFAS 123. However, SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the statement of operations based on their fair values. Pro forma disclosure of fair value recognition, as prescribed under SFAS 123, is no longer an alternative.

In the first quarter of 2006, the Company adopted the fair value recognition provisions of SFAS 123R utilizing the modified-prospective-transition method, as prescribed by SFAS 123R. Under this transition method, compensation cost recognized during the nine months ended September 30, 2006 includes: (a) compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with SFAS 123, and (b) compensation expense for all share-based payments granted subsequent to January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS 123R. Under the modified-prospective-transition method, results for the prior periods have not been restated.

Income Taxes - Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes, if any. Deferred taxes represent the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Fair Value of Financial Instruments - The carrying amounts reported in the balance sheets for cash and accounts payable approximate their fair values.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions about the future outcome of current transactions which may affect the reporting and disclosure of these transactions. Accordingly, actual results could differ from those estimates used in the preparation of these financial statements.

Basic and Diluted Loss per Common Share – Basic and diluted loss per common share are computed based on the weighted average number of common shares outstanding. Common share equivalents (which consist of options and warrants) are excluded from the computation of diluted loss per share since the effect would be antidilutive. Common share equivalents which could potentially dilute basic earnings per share in the future, and which were excluded from the computation of diluted loss per share, totaled 1,913,615 shares and 328,887 shares at September 30, 2006 and December 31, 2005, respectively.

3. Property and Equipment

	September 30, 2006	December 31, 2005
Research equipment	$—	$40,000
Computer and office equipment	—	—

	—	40,000
Less: accumulated depreciation	(—)	(—)

Property and equipment, net	$—	$40,000

As of September 30, 2006 and December 31, 2005, no equipment had been placed into service. On September 11, 2006, the Company sold all of the outstanding capital stock of SMI, which owned all of the research equipment that had been previously acquired by SMI for $40,000 from a third party. Depreciation expense was zero for the period from February 25, 2004 (date of inception) to September 30, 2006.

4. Related-Party Transactions

Legal Costs

At September 30, 2006 and December 31, 2005, the Company was indebted to a shareholder for legal services for $31,529 and $38,834, respectively, which are included in accrued expenses on the accompanying balance sheets.

Legal services provided by a shareholder for the period from February 25, 2004 (date of inception) to September 30, 2006 were $194,545.

Consulting Services

In July 2006, the Company retained an affiliate of a shareholder to assist the Company in identifying and acquiring new technologies and agreed to pay the affiliate a total of $80,000 in four equal monthly installments commencing upon the closing of the Cedars-Sinai licensing transaction, which occurred in November 2006. The amounts were owing to the affiliate as of September 30, 2006.

Rent

From February 25, 2004 (date of inception) to September 30, 2006, the Company used on a rent-free basis office space of a shareholder. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein.

5. Shareholders’ Equity

Sale of SMI

On September 11, 2006, the Company sold all of the outstanding capital stock of its SMI subsidiary to Dr. Daniel Farkas, a co-founder of SMI, in exchange for $25,000 in cash and research equipment with a book of $40,000 and return of 1,904,300 shares of common stock of the company held by Dr. Daniel Farkas. No gain or loss was recognized on this transaction.

Private Placement

On January 30, 2006, the Company raised $1,400,000 (before offering expenses) from the sale of 1,400,000 of its units, each unit after the Company’s stock split consisting of one share of common stock and one warrant, to accredited investors in a private placement. The Company granted warrants to purchase 300,000 shares of its common stock for services rendered by two individuals who located investors to make investments in the private placement. In October 2006, the Company raised an additional $125,000 before offering expenses from the sale of additional units having the same terms as the units sold in January 2006.

Common Stock Subject to Redemption

In May 2006, the Company decided to suspend its research and development activities on its spectral imaging technology and subsequently announced that for a two-week period in June 2006 and again for a two-week period commencing in August 2006 (which was subsequently delayed until September 2006), it would repurchase the units (each consisting of one share of the Company’s common stock and a warrant to purchase one share of the Company’s common stock) at a repurchase price of $0.90 per unit from the investors who originally acquired those units in the Company’s $1,400,000 private placement in January 2006. Accordingly, the shares of common stock included in the foregoing units have been classified in a caption outside of permanent equity, in accordance with Regulation S-X, Rule 5-0228 and ASR 268. In the first round of the repurchase offer, one investor elected to have his units repurchased by the Company, and the Company acquired the 20,000 shares of common stock and warrants to purchase an additional 20,000 shares of common stock included in his units for $18,000 in June 2006. In the second round of the repurchase offer, one other investor elected to have his units repurchased by the Company, and the Company acquired the 20,000 shares of common stock and warrants to purchase an additional 20,000 shares of common stock included in his units for $18,000 in September 2006. The repurchase offer expired in October 2006 with no other investors electing to accept the repurchase offer.

Reorganization

On January 31, 2006, the Company completed a merger under an Agreement and Plan of Reorganization (the “Agreement”) dated as of May 5, 2005 with Patco Industries, Ltd., a Delaware corporation (“Patco”), pursuant to which, on the terms and subject to the conditions of the Agreement, Patco agreed to acquire the Company as a wholly-owned subsidiary. The acquisition was accomplished through the merger (the “Merger”) of a newly formed subsidiary of Patco with and into the Company, with the Company as the surviving corporation and with Patco issuing shares of Patco common stock to the stockholders of the Company. Pursuant to the Agreement, Patco effected a reverse stock split of approximately .00434 for one of the outstanding shares of Patco common stock so that Patco had approximately 825,000 shares of Patco common stock issued and outstanding immediately prior to the Merger.

Each share of the Company’s common stock issued and outstanding immediately prior to the Merger was converted into one share of Patco common stock and each outstanding option or warrant to purchase the Company’s common stock, whether or not then exercisable, was converted into an option or warrant to purchase one share of Patco common stock at a price equal to the exercise price in effect immediately prior to the Merger.

Stock Option Plan

In February 2005, the Company adopted an Equity Incentive Plan (“Plan”). Pursuant to the Plan, a committee appointed by the Board of Directors may grant, at its discretion, qualified or nonqualified stock options, stock appreciation rights and may grant or sell restricted stock to key individuals, including employees, nonemployee directors, consultants and advisors. Option prices for qualified incentive stock options (which may only be granted to employees) issued under the plan may not be less than 100% of the fair market value of the common stock on the date the option is granted (unless the option is granted to a person who, at the time of grant, owns more than 10% of the total combined voting power of all classes of stock of the Company; in which case the option price may not be less than 110% of the fair market value of the common stock on the date the option is granted). Option prices for nonqualified stock options issued under the plan are at the discretion of the committee and may be equal to, greater or less than fair market value of the common stock on the date the option is granted. The options vest over periods determined by the Board of Directors and are exercisable no later than ten years from date of grant (unless they are qualified incentive stock options granted to a person owning more than 10% of the total combined voting power of all classes of stock of the Company, in which case the options are exercisable no later than five years from date of grant.) As of September 30, 2006, the Company has reserved 1,000,000 shares of common stock for issuance under the plan and options to purchase approximately 328,887 shares have been granted under the stock option plan. The following table summarizes stock option activity for all of stock option plans during the nine months ended September 30, 2006:

	Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term
Outstanding December 31, 2005	328,887	$0.32
Granted	—	$—
Exercised	—	$—
Forfeited or expired	75,272	$0.35
Outstanding September 30, 2006	253,615	$0.32	4.7

Vested or expected to vest at September 30, 2006	253,615	$0.32	4.7

A summary of the status of unvested employee stock options as of September 30, 2006 and changes during the period then ended, is presented below:

	Options	Weighted Average Grant Date Fair Value Per Share
Unvested at December 31, 2005	129,055	$0.33
Granted	—	$—
Vested	110,237	$0.33
Forfeited	18,818	$0.35

Unvested at September 30, 2006	—	$—

As of September 30, 2006, there are no remaining unrecognized compensation costs related to unvested stock options.

Stock Based Compensation

Stock-based compensation expense recognized under SFAS 123R for the nine months ended September 30, 2006 was $59,854. Stock-based compensation had a $59,854 effect on the Company’s net loss, no effect on cash flow from operations or financing activities and had a $(0.01) effect on basic and diluted net loss per share.

SFAS 123(R) requires the disclosure of pro-forma information for periods prior to the adoption. There would have been $23,296 of stock-based compensation expense related to employee stock options recognized during the nine months ended September 30, 2005.

The weighted average fair value of employee stock options granted in the nine months ended September 30, 2005 was $0.34. No options were granted during the nine months ended September 30, 2006.

Fair value was estimated at the date of grant using the Black-Scholes pricing model, with the following weighted average assumptions:

For the Nine Months ended September 30, 2005
Risk-free interest rate	3.625%
Expected dividend yield	None
Expected life	3.0 years
Expected volatility	100.0%

The risk-free interest rate used in the Black-Scholes valuation method is based on the implied yield currently available in U.S. Treasury securities at maturity with an equivalent term. We have not declared or paid any dividends and do not currently expect to do so in the future. The expected term of options represents the period that our stock-based awards are expected to be outstanding and was determined based on projected holding periods for the remaining unexercised shares. Consideration was given to the contractual terms of our stock-based awards, vesting schedules and expectations of future employee behavior. Expected volatility is based on market prices of traded options for comparable entities within our industry.

The Company’s stock price volatility and option lives involve management’s best estimates, both of which impact the fair value of the option calculated under the Black-Scholes methodology and, ultimately, the expense that will be recognized over the life of the option. SFAS 123(R) also requires that we recognize compensation expense for only the portion of options expected to vest. Therefore, we have not applied an estimated forfeiture rate since we have no historical employee termination behavior. If the actual number of forfeitures differs from our estimates, additional adjustments to compensation expense may be required in future periods.

No tax benefits were attributed to the stock-based compensation expense because a valuation allowance was maintained for substantially all net deferred tax assets.

Warrants Derivatives

In connection with the Company’s January 2006 private placement, the Company issued a finders fee in the form of warrants to purchase 300,000 shares of the Company’s common stock at $0.15 per share. The shares of the Company’s common stock issuable upon exercise of any of the finders fee warrants will be registered but will be subject to a lock-up provision restricting the quantities and times at which such shares may be sold. The finders will be entitled under certain circumstances to additional compensation in the event investors who they introduce to the Company purchase units and subsequently make further investments in the Company.

In connection with the Company’s January 2006 private placement, the Company issued to the investors warrants to purchase 1,400,000 shares of the Company’s common stock at $2.50 per share and issued a finders fee in the form of warrants to purchase 300,000 shares of the Company’s common stock at $0.15 per share. Of the total proceeds from the January 2006 private placement, approximately $914,000 was initially allocated to the freestanding warrants associated with the units based upon the fair value of the warrants. The assumptions used in the Black Scholes model for determining the initial fair value of the warrants were as follows: (1) dividend yield of 0%; (2) expected volatility of 100%, (3) risk-free interest rate of 4.50%, and (4) expected life of 3 years. In accordance with FAS 133 “Accounting for Derivative Instruments and Hedging Activities”, EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in a Company’s Own Stock” and EITF 05-04 “The Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument Subject to EITF Issue No. 00-19,” the amounts allocated to the warrants represent a derivative liability that has been recorded in the accompanying balance sheet. The carrying value of each warrant derivative at September 30, 2006 was determined using the Black Scholes model.

6. Subsequent Events

Cedars-Sinai Medical Center License Agreement

In November 2006, the Company entered into a license agreement with Cedars-Sinai Medical Center (“Cedars-Sinai”) under which it acquired an exclusive, worldwide license to its technology for use as cellular therapies, including dendritic cell-based vaccines for neurological disorders that include brain tumors and neurodegenerative disorders and other cancers. This technology is covered by a number of pending U.S. and foreign patent applications, and the term of the license will be until the last to expire of any patents that are issued covering this technology.

As an upfront licensing fee, the Company issued Cedars-Sinai 694,000 shares of its common stock and paid Cedars-Sinai $62,000. Additional specified milestone payments will be required to be paid to Cedars-Sinai when the Company initiates patient enrollment in its first Phase III clinical trial and when it receives FDA marketing approval for its first product.

The Company has agreed to pay Cedars-Sinai specified percentages of all of its sublicensing income and gross revenues from sales of products based on the licensed technology, subject to a reduction if it must make any payments to any third party whose proprietary rights would be infringed by sale of the products. To maintain its rights to the licensed technology, it must meet certain development and funding milestones. These milestones include, among others, commencing a Phase I clinical trial for a product candidate by March 31, 2007 and raising at least $5,000,000 in funding from equity or other sources by December 31, 2008.

Directors

Subsequent to September 30, 2006, the Company granted 320,000 shares of its common stock at exercise prices ranging from $1.00 to $1.15 per share to certain members of its Board of Directors.

Scientific Advisory Board

In January 2007, the Company granted an option to purchase 1,500,000 shares of its common stock at an exercise price of $1.10 per share to Keith C. Black as Chairman of its Scientific Advisory Board.

Executive Compensation and Employment Agreements

On November 17, 2006, Dr. Yu and the Company entered into a definitive Agreement, dated as of November 17, 2006, and a related Securities Purchase Agreement, dated as of November 17, 2006, Non-qualified Stock Option Agreement, dated as of November 17, 2006 and Registration Rights Agreement, dated as of November 17, 2006. Under the Agreement, Dr. Yu agreed to serve as our Chief Scientific Officer for an initial one-year term on a part-time basis and will not receive any compensation for these services except the grant of the stock option described below. Under the terms of the Agreement and the Non-Qualified Stock Option Agreement, the Company granted Dr. Yu (i) an option to purchase 150,000 shares of its common stock in consideration for his relinquishment of his royalty interest in the cellular-based therapy technology and (ii) an option to purchase 5,783,424 shares of its common stock in consideration of his agreeing to serve as its Chief Scientific Officer for a one-year term. Both options have an exercise price of $1.00 per share, a term of ten years and were fully vested upon grant.

For so long as Dr. Yu owns Company shares or fully vested immediately exercisable options to purchase Company shares totaling at least 2,000,000 shares, the Company has agreed to use commercially reasonable efforts to enable Dr. Yu to continue to serve on its Board of Directors. For so long as Dr. Yu owns Company shares or fully vested immediately exercisable options to purchase Company shares totaling at least 4,000,000 shares or at least 5,000,000 shares, the Company has agreed to use commercially reasonable efforts to enable Dr. Yu and either one or two, respectively, of his designees to serve on its Board of Directors.

Effective as of October 30, 2006, the Company entered into a new agreement with David Wohlberg under which Mr. Wohlberg agreed to continue to serve as President and Chief Operating Officer for a one-year term, subject to earlier termination by the Company or Mr. Wohlberg on 30 days notice. Mr. Wohlberg will provide his services to the Company on a part-time basis, spending a majority of his business time on Company affairs. Under the agreement with Mr. Wohlberg, Mr. Wohlberg was retroactively paid $2,000 per month for his prior services as President and Chief Operating Officer from April 22, 2006 through October 29, 2006 and was granted a fully vested option to purchase 90,000 shares of common stock for these prior services. Mr. Wohlberg received a salary of $2,000 per month from October 30, 2006 through the date the Company entered into a definitive License Agreement with Cedars-Sinai and $2,500 per month thereafter, and he was granted an option to purchase 95,000 shares of common stock, which will vest quarterly over a one-year period, with one-half of his remaining unvested shares becoming vested if the Company terminates him without cause.

Effective as of October 30, 2006, the Company entered into a new agreement with C. Kirk Peacock under which Mr. Peacock agreed to continue to serve as Chief Financial Officer for a one-year term, subject to earlier termination by the Company or Mr. Peacock on 30 days notice. Mr. Peacock will provide his services to the Company on a part-time basis. Under the agreement with Mr. Peacock, Mr. Peacock was retroactively paid $2,000 per month for his prior services as Chief Financial Officer from May 16, 2006 through October 29, 2006 and was granted a fully vested option to purchase 25,000 shares of the Company’s common stock for these prior services. Mr. Peacock received a salary of $2,000 per month from October 30, 2006 through the date of the Company’s entering into a definitive License Agreement with Cedars-Sinai and $2,500 per month thereafter, and he was granted an option to purchase 50,000 shares of common stock, which will vest quarterly over a one-year period, with one-half of his remaining unvested shares becoming vested if the Company terminates him without cause.

On October 30, 2006, the Company granted a fully vested option to purchase 40,000 shares of its common stock to each of Sanford J. Hillsberg (for his services as a director of the predecessor company and the Company from February 26, 2004 through October 30, 2006), Dr. Rudolph Nisi (for his services as a director of the predecessor company and the Company from April 21, 2005 through October 30, 2006) and David Wohlberg (for his services as a director of our predecessor company and the Company from April 21, 2005 through October 30, 2006). On October 30, 2006, the Company also granted an option to purchase 50,000 shares of common stock, vesting quarterly over a one-year period, to each of Mr. Hillsberg, Dr. Nisi and Mr. Wohlberg for their services as a director for the one-year period commencing October 30, 2006. The option granted to Mr. Wohlberg covering 50,000 shares of common stock for his services as a director for the one-year period commencing October 30, 2006 was cancelled upon his voluntary resignation as a director in November 2006. Each of the options granted to officers and directors described above has a term of seven years, has an exercise price of $1.00 per share and may be exercised within their term during the period the grantee provides services to the Company and for 24 months after the grantee ceases providing services for any reason other than termination by the Company for cause. The options previously granted to Mr. Wohlberg and Mr. Peacock under their prior agreements with the Company also were revised to provide for the same period of exercisability within their original respective terms.

Agreement with Technomedics Management & Systems, Inc.

In July 2006, the Company retained Technomedics Management & Systems, Inc. (“Technomedics”) to assist it in identifying and acquiring new technologies and agreed to pay Technomedics a total of $80,000 in four equal monthly installments commencing upon the closing of the Cedars-Sinai licensing transaction. Dr. Manfred Mosk, the controlling shareholder of Technomedics, was not an officer or director of the Company at the time it retained Technomedics and the services were performed. He voluntarily resigned as interim part-time president in April 2005 and as a director in November 2005 of the predecessor company, and rejoined the Board of the Company in November 2006. He was a greater than 5% shareholder of the Company at the time it retained Technomedics.

The Company and Technomedics entered into an Agreement, dated as of November 17, 2006, pursuant to which Dr. Mosk agreed to serve as the Company’s Non-Executive Chairman of the Board on a part-time basis for a one-year term. Dr. Mosk was permitted to step down upon 30 days written notice to the Company. Pursuant to the terms of this Agreement, Technomedics was granted options with a seven-year term to purchase a total of 300,000 shares of common stock at an exercise price of $1.00 per share, with the option fully vested upon grant as to 150,000 shares and the option for the balance of the shares to vest in four equal quarterly installments following the date of grant. His fully vested options will be exercisable during their term for up to two years following his ceasing to serve as a director. Dr. Mosk voluntarily resigned as Non Executive Chairman of the Board in January 2007 but remains a director. The balance of Technomedics’ 150,000 unvested shares from the November 2006 option grant were cancelled as a result of Dr. Mosk’s voluntary resignation. Dr. Mosk did not receive a further grant of options covering 50,000 shares of common stock that were granted to certain other directors during the fourth quarter of 2006 for their future service as directors.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Certificate of Incorporation provides that no officer or director shall be personally liable to this corporation or our stockholders for monetary damages except as provided pursuant to Delaware law. Our Bylaws and Certificate of Incorporation also provide that we shall indemnify and hold harmless each person who serves at any time as a director, officer, employee or agent of the company from and against any and all claims, judgments and liabilities to which such person shall become subject by reason of the fact that he is or was a director, officer, employee or agent of the company and shall reimburse such person for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability. We also have the power to defend such person from all suits or claims in accord with the Delaware law. The rights accruing to any person under our Bylaws and Certificate of Incorporation do not exclude any other right to which any such person may lawfully be entitled, and we may indemnify or reimburse such person in any proper case, even though not specifically provided for by the Bylaws and Certificate of Incorporation.

Insofar as indemnification for liabilities for damages arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provision, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We estimate that expenses in connection with the distribution described in this registration statement (other than brokerage commissions, discounts or other expenses relating to the sale of the shares by the selling securityholders) will be as set forth below. We will pay all of the expenses with respect to the distribution, and such amounts, with the exception of the Securities and Exchange Commission registration fee, are estimates.

SEC registration fee	$3,883
Accounting fees and expenses	7,500
Legal fees and expenses	35,000
Printing and related expenses	10,000

Total	$56,383

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

In connection with our merger with Spectral Molecular Imaging on January 31, 2006, we issued 8,546,600 shares of our common stock to the 45 former stockholders of Spectral Molecular Imaging in exchange for all of their shares of that company. All of the shares that Spectral Molecular Imaging issued to its former stockholders before the merger were sold to accredited investors. In the merger with Spectral Molecular Imaging, we also issued stock options and warrants to purchase a total of 2,028,887 shares of our common stock to the 47 former optionholders and warrantholders of that company in exchange for the cancellation of all of that company’s outstanding warrants and stock options. The foregoing securities were issued by us in reliance upon an exemption from registration under Section 4(2) of the Securities Act.

In July 2005, we issued 50,000 shares of our common stock to William C. Patridge in connection with the Agreement and Plan of Reorganization of our merger with Spectral Molecular Imaging and Mr. Patridge’s agreement to fund certain expenses of the Company incurred in connection with that transaction. These securities were issued by us in reliance upon an exemption from registration under Section 4(2) of the Securities Act.

In October 2006, we granted to David Wohlberg and C. Kirk Peacock seven-year options at $1.00 per share to purchase 90,000 shares of our common stock and 25,000 shares of our common stock, respectively, for their prior services, under our 2006 Equity Incentive Plan. These securities were issued by us in reliance upon an exemption from registration under Section 4(2) of the Securities Act

In October 2006, we granted to David Wohlberg and C. Kirk Peacock seven-year options at $1.00 per share to purchase 95,000 shares and 50,000 shares, respectively, in accordance with their employment contracts dated October 30, 2006 under our 2006 Equity Incentive Plan. These securities were issued by us in reliance upon an exemption from registration under Section 4(2) of the Securities Act.

In October 2006, we granted to each of three of our directors (Dr. Nisi and Messrs. Hillsberg and Wohlberg) seven-year options to purchase 40,000 shares of common stock at an exercise price of $1.00 per share for their prior services, and granted to each of the three directors seven-year options to purchase 50,000 shares of common stock at an exercise price of $1.00 per share under our 2006 Equity Incentive Plan. These securities were issued by us in reliance upon an exemption from registration under Section 4(2) of the Securities Act.

In October and November 2006, we sold 150,000 units at $1.00 per unit to three accredited investors. Each unit consists of one share of common stock and a three-year warrant to purchase one share of common stock at $2.50 per share. These securities were issued by us in reliance upon an exemption from registration under Section 4(2) of the Securities Act.

In November 2006, we granted Technomedics Management & Systems, Inc. a seven-year stock option to purchase 300,000 shares of our common stock at $1.00 per share for services to be rendered by its controlling stockholder as our Non-Executive Chairman of the Board. These securities were issued by us in reliance upon an exemption from registration under Section 4(2) of the Securities Act.

In November 2006, we issued to Cedars Sinai Medical Center 694,000 shares of our common stock as a licensing fee. These securities were issued by us in reliance upon an exemption from registration under Section 4(2) of the Securities Act.

In November 2006, we granted to Dr. John Yu a ten-year option at $1.00 per share to purchase 5,933,424 shares of our common stock as consideration for his relinquishing his royalty interest in our licensed technology and agreeing to serve as our Chief Scientific Officer. These securities were issued by us in reliance upon an exemption from registration under Section 4(2) of the Securities Act.

In December 2006, we granted to Dr. Robert Martuza a seven-year option at $1.00 per share to purchase 50,000 shares of our common stock under our 2006 Equity Incentive Plan as consideration for his services as a director. These securities were issued by us in reliance upon an exemption from registration under Section 4(2) of the Securities Act.

In January 2007, we granted to Dr. Keith Black a ten-year option at $1.10 per share to purchase 1,500,000 shares of our common stock in consideration for his agreeing to serve as Chairman of our Scientific Advisory Board. These securities were issued by us in reliance upon an exemption from registration under Section 4(2) of the Securities Act.

In January 2007, we granted to Jacqueline Brandwynne a seven-year option at $1.15 per share to purchase 50,000 shares of our common stock under our 2006 Equity Incentive Plan as consideration for her services as a director. These securities were issued by us in reliance upon an exemption from registration under Section 4(2) of the Securities Act.

ITEM 27. EXHIBITS

Exhibit Number	Description
2.1	Agreement and Plan of Reorganization dated as of May 5, 2005 among the Registrant, Patco Industries Subsidiary, Inc., William C. Patridge, and Spectral Molecular Imaging, Inc., as amended on June 30, 2005, September 26, 2005 and January 20, 2006. (1)

2.2	Agreement, dated as of September 11, 2006, by and between Optical Molecular Imaging, Inc. and Daniel L. Farkas. (2)

3.1	Amended and Restated Certificate of Incorporation of the Company. (3)

3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company. (3)

3.3	Amended and Restated Bylaws of the Registrant. (4)

4.1	Form of Common Stock Certificate

4.2	Form of Subscription Agreement containing registration rights issued by Spectral Molecular Imaging, Inc. in January 2006 and assumed by the Registrant. (4)

4.3	Form of Warrant issued in January 2006 to purchase shares of the common stock of Spectral Molecular Imaging, Inc. and assumed by the Registrant. (4)

5.1	Opinion of counsel as to legality of securities being registered.

10.1	Exclusive License Agreement, dated as of November 17, 2006, by and between Cedars-Sinai Medical Center and ICT.* (5)

10.2	Agreement, dated as of November 17, 2006, by and between Dr. John Yu and ICT. (5)

10.3	Stock Purchase Agreement, dated as of November 17, 2006, by and between Cedars-Sinai Medical Center and ICT. (5)

10.4	Registration Rights Agreement, dated as of November 17, 2006, by and between Cedars-Sinai Medical Center and ICT. (5)

10.5	Securities Purchase Agreement, dated as of November 17, 2006, by and between Dr. John Yu and ICT. (5)

10.6	Nonqualified Stock Option Agreement, dated as of November 17, 2006, by and between Dr. John Yu and ICT. (5)

10.7	Registration Rights Agreement, dated as of November 17, 2006, by and between Dr. John Yu and ICT. (5)

10.8	2006 Equity Incentive Plan of the Registrant. (4)

10.9	Agreement, dated November 17, 2006, by and between Technomedics Management & Systems, Inc. and ICT.

23.1	Consent of Stonefield Josephson, Inc. independent auditors

23.2	Consent of Troy & Gould Professional Corporation (reference is made to Exhibit 5.1)

24.1	Power of Attorney (reference is made to the signature page).

*	Certain portions of the exhibit have been omitted based upon a request for confidential treatment filed by the Registrant with the Securities and Exchange Commission. The omitted portions of the exhibit have been separately filed by the Registrant with the Securities and Exchange Commission.
(1)	Previously filed by us on January 26, 2006 as an exhibit to our Current Report on Form 8-K and incorporated herein by reference.
(2)	Previously filed by us on September 15, 2006 as an exhibit to our Current Report on Form 8-K and incorporated herein by reference.
(3)	Previously filed by us on November 3, 2006 as an exhibit to our Current Report on Form 8-K and incorporated herein by reference.
(4)	Previously filed by us on February 6, 2006 as an exhibit to our Current Report on Form 8-K and incorporated herein by reference.
(5)	Previously filed by us on November 22, 2006 as an exhibit to our Current Report on Form 8-K and incorporated herein by reference.

ITEM 28. UNDERTAKINGS

A. Rule 415 Offering

We hereby undertake:

(1) To file, during any period in which offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) Reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) Include any additional or changed material information on the plan of distribution.

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement related to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

B. Request for Acceleration of Effective Date

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Los Angeles, California, on February 9, 2007.

IMMUNOCELLULAR THERAPEUTICS, LTD

By:	/s/ David Wohlberg
David Wohlberg
President

POWER OF ATTORNEY

The officers and directors of ImmunoCellular Therapeutics, Ltd. whose signatures appear below, hereby constitute and appoint David Wohlberg and Sanford J. Hillsberg and each of them, their true and lawful attorneys and agents, each with power to act alone, to sign, execute and cause to be filed on behalf of the undersigned any amendment or amendments, including post-effective amendments, to this registration statement of ImmunoCellular Therapeutics, Ltd. on Form SB-2. Each of the undersigned does hereby ratify and confirm all that said attorneys and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Wohlberg David Wohlberg	President & Chief Operating Officer (Principal Executive Officer)	February 9, 2007

/s/ C. Kirk Peacock C. Kirk Peacock	Treasurer & Chief Financial Officer (Principal Financial and Accounting Officer)	February 9, 2007

/s/ Jacqueline Brandwynne Jacqueline Brandwynne	Director	February 9, 2007

/s/ Sanford J. Hillsberg Sanford J. Hillsberg	Director	February 9, 2007

/s/ Robert L. Martuza Robert L. Martuza, M.D.	Director	February 9, 2007

/s/ Manfred Mosk Manfred Mosk, Ph.D.	Director	February 9, 2007

/s/ Rudolph Nisi Rudolph Nisi, M.D.	Director	February 9, 2007

/s/ John Yu John Yu, M.D.	Director	February 9, 2007

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Reorganization dated as of May 5, 2005 among the Registrant, Patco Industries Subsidiary, Inc., William C. Patridge, and Spectral Molecular Imaging, Inc., as amended on June 30, 2005, September 26, 2005 and January 20, 2006. (1)

2.2	Agreement, dated as of September 11, 2006, by and between Optical Molecular Imaging, Inc. and Daniel L. Farkas. (2)

3.1	Amended and Restated Certificate of Incorporation of the Company. (3)

3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company. (3)

3.3	Amended and Restated Bylaws of the Registrant. (4)

4.1	Form of Common Stock Certificate

4.2	Form of Subscription Agreement containing registration rights issued by Spectral Molecular Imaging, Inc. in January 2006 and assumed by the Registrant. (4)

4.3	Form of Warrant issued in January 2006 to purchase shares of the common stock of Spectral Molecular Imaging, Inc. and assumed by the Registrant. (4)

5.1	Opinion of counsel as to legality of securities being registered.

10.1	Exclusive License Agreement, dated as of November 17, 2006, by and between Cedars-Sinai Medical Center and ICT.* (5)

10.2	Agreement, dated as of November 17, 2006, by and between Dr. John Yu and ICT. (5)

10.3	Stock Purchase Agreement, dated as of November 17, 2006, by and between Cedars-Sinai Medical Center and ICT. (5)

10.4	Registration Rights Agreement, dated as of November 17, 2006, by and between Cedars-Sinai Medical Center and ICT. (5)

10.5	Securities Purchase Agreement, dated as of November 17, 2006, by and between Dr. John Yu and ICT. (5)

10.6	Nonqualified Stock Option Agreement, dated as of November 17, 2006, by and between Dr. John Yu and ICT. (5)

10.7	Registration Rights Agreement, dated as of November 17, 2006, by and between Dr. John Yu and ICT. (5)

10.8	2006 Equity Incentive Plan of the Registrant. (4)

10.9	Agreement, dated November 17, 2006, by and between Technomedics Management & Systems, Inc. and ICT.

23.1	Consent of Stonefield Josephson, Inc. independent auditors

23.2	Consent of Troy & Gould Professional Corporation (reference is made to Exhibit 5.1)

24.1	Power of Attorney (reference is made to the signature page).

*	Certain portions of the exhibit have been omitted based upon a request for confidential treatment filed by the Registrant with the Securities and Exchange Commission. The omitted portions of the exhibit have been separately filed by the Registrant with the Securities and Exchange Commission.

(1)	Previously filed by us on January 26, 2006 as an exhibit to our Current Report on Form 8-K and incorporated herein by reference.
(2)	Previously filed by us on September 15, 2006 as an exhibit to our Current Report on Form 8-K and incorporated herein by reference.
(3)	Previously filed by us on November 3, 2006 as an exhibit to our Current Report on Form 8-K and incorporated herein by reference.
(4)	Previously filed by us on February 6, 2006 as an exhibit to our Current Report on Form 8-K and incorporated herein by reference.
(5)	Previously filed by us on November 22, 2006 as an exhibit to our Current Report on Form 8-K and incorporated herein by reference.